SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary proxy statement	☐ Confidential, for use of the Commission
☒ Definitive proxy statement	only (as permitted by Rule 14a-6(e)(2))
☐ Definitive additional materials
☐ Soliciting material under Rule 14a-12

KNOLOGY, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

☒    No fee required.

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐      Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

[KNOLOGY LETTERHEAD]

December 2, 2002

Dear Shareholder,

As we near the end of 2002, we at Knology can look back on a year that has been both rewarding and challenging. Our operating results, thus far, have largely been in accordance with our plans. We have seen continued growth in our revenues, our EBITDA, and our network connections. Throughout the year we have consistently been rated in the top 5 Internet Service Providers in the U.S. in terms of quality of service and we now have more than 100,000 telephone lines installed in our markets. These successes have been accomplished in an environment where we have encountered aggressive marketing by our competitors, increased programming costs from our content providers, and economic uncertainty relating to several of our equipment vendors.

In the midst of the ongoing efforts necessary to grow our business in 2002, we undertook the creation of a more acceptable capital structure for Knology. This was a challenging endeavor to create a financial environment to better position the Company for future growth. Fortunately, we successfully completed this restructuring on November 6, 2002. We are excited about what this potentially means for Knology.

We are indebted to our shareholders, our bondholders, our banks, and our vendors for their overwhelming support during this process. Most importantly, we are grateful to our employees, who maintained their dedication and focus through many restructuring distractions. We are indeed proud to be in business with each and every one of them.

A foundation has been laid from which Knology can move to greater successes in future years. We will continue to emphasize the highest quality service to our customers and we will operate according to a strong Value System as in the past.

We appreciate your support and look forward to seeing you at the 2002 Annual Meeting.

Sincerely,

Rodger L. Johnson

[Knology Letterhead]

NOTICE OF THE 2002
ANNUAL MEETING OF STOCKHOLDERS

The 2002 Annual Meeting of Stockholders of Knology will be held at ITC Holding Company, Inc.’s offices at 3300 20th Avenue, Valley, Alabama 36854 on December 16, 2002 at 10:00 a.m. EST for the following purposes:

(1) to elect three Class III directors;

(2) to elect two Series B directors;

(3) to approve the 2002 Long-Term Incentive Plan; and

(4) to transact such other business as may properly come before the meeting.

Stockholders of record at the close of business on November 26, 2002 are entitled to notice of and to vote at the annual meeting.

Whether or not you plan to attend the meeting, we urge you to vote your shares by signing, dating and mailing the enclosed proxy card in the envelope provided.

By Order of the Board of Directors

/s/ Chad S. Wachter

Chad S. Wachter
Secretary

December 2, 2002

i

KNOLOGY, INC.
1241 O. G. SKINNER DRIVE
WEST POINT, GEORGIA 31833
(706) 645-3000

PROXY STATEMENT

ANNUAL MEETING — DECEMBER 16, 2002

This proxy statement is being furnished to the stockholders of Knology, Inc. in connection with the solicitation of proxies by the board of directors of Knology for use at the annual meeting of stockholders on December 16, 2002, and at any reconvened meeting following any adjournment thereof. This proxy statement and the accompanying proxy are first being mailed on or about December 3, 2002 to stockholders of record at the close of business on November 26, 2002.

The address of our principal executive offices is 1241 O.G. Skinner Drive, West Point, Georgia 31833, and its telephone number is (706) 645-3000. Our website is located at www.knology.com.

INFORMATION ABOUT THE ANNUAL MEETING

Information About Attending the Annual Meeting

Our annual meeting will be held at ITC Holding Company, Inc.’s offices at 3300 20th Avenue, Valley, Alabama 36854 on December 16, 2002 at 10:00 a.m. EST.

Information About this Proxy Statement

We have sent you these proxy materials because Knology’s board of directors is soliciting your proxy to vote your shares at the annual meeting. If you own Knology capital stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one set of these proxy materials. To assist us in saving money and to provide you with better stockholder services, we encourage you to have all your accounts registered in the same name and address. You may do this by contacting Topaze Miller at Wachovia Bank, N.A., at 1525 West W.T. Harris Boulevard, 3C3, Charlotte, NC 28262 or by phone at (704) 590-7392. This proxy statement contains information that we are required to provide to you under the rules of the Securities and Exchange Commission and is designed to assist you in voting your shares.

Information about Voting

Stockholders can vote in person at the annual meeting or by proxy. To vote by proxy, please sign, date and mail the enclosed proxy card using the envelope provided.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. If your shares are not registered in your own name and you plan to attend the annual meeting and vote your shares in person, you should contact your broker or agent in whose name your shares are registered to obtain a broker’s proxy card and bring it to the annual meeting in order to vote.

If you vote by proxy, the individuals named on the card (your proxy holders) will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all, some or none of the nominees for director and whether your shares should be voted for or against the other proposals. If you sign and return the card without indicating your instructions, your shares will be voted as follows:

•	FOR the election of three Class III directors

•	FOR the election of two Series B directors (if you hold Series B preferred stock); and

•	FOR the approval of the 2002 Long-Term Incentive Plan.

You may revoke or change your proxy at any time before it is exercised by sending a written revocation to Knology’s Secretary, Chad S. Wachter, by providing a letter dated later than the date of your proxy or by voting in person at the meeting. Your latest vote, whether by proxy card or in person, will be the one that is counted.

As of November 26, 2002, the record date for the annual meeting, there were 503,197 shares of common stock, 51,020,921 shares of Series A preferred stock, 21,180,131 shares of Series B preferred stock, 50,219,562 shares of Series C preferred stock, 10,684,742 shares of Series D preferred stock and 21,701,279 shares of Series E preferred stock issued and outstanding.

When voting together as a single class: (1) holders of common stock will have one vote for each share of common stock they held as of the record date; (2) holders of Series A preferred stock will have 1.0371 votes for each share of Series A preferred stock they held as of the record date; (3) holders of Series B preferred stock will have 1.4865 votes for each share of Series B preferred stock they held as of the record date; (4) holders of Series C preferred stock will have one vote for each share of Series C preferred stock they held as of the record date; and (5) holders of Series D preferred stock will have one vote for each share of Series D preferred stock they held as of the record date. The holders of Series E preferred stock are not entitled to vote on any matters presented at the annual meeting.

When voting as a separate class, holders of Series B preferred stock will have one vote for each share of Series B preferred stock they held as of the record date.

Quorum Requirement

A quorum is necessary to hold a valid meeting. Under Delaware law and Knology’s bylaws, the holders of a majority of the shares entitled to vote at the annual meeting, who are present in person or represented by proxy, constitute a quorum, even if some holders abstain from voting on some or all matters introduced at the meeting. Like abstentions, broker non-votes will be counted as present for establishing a quorum. A broker non-vote occurs when a broker votes on some matter on the proxy card but not on others because the broker does not have the authority to do so. Where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, constitutes a quorum.

Votes Necessary for Action to be Taken

The three Class III nominees for election to the board of directors will be elected at the annual meeting by a plurality of the votes of the shares of Knology’s common stock, Series A preferred stock, Series B preferred stock, Series C preferred stock and Series D preferred stock, voting together as a single class on an as-converted basis, present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors. We do not permit cumulative voting in the election of directors.

The two Series B nominees for election to the board of directors will be elected at the annual meeting by a plurality of the shares of Knology’s Series B preferred stock present in person or represented by proxy at the annual meeting and entitled to vote on the election of the Series B directors.

The proposal to adopt the 2002 Long-Term Incentive Plan will be approved if it receives approval by a majority of the votes of the shares of Knology’s common stock, Series A preferred stock, Series B preferred stock, Series C preferred stock and Series D preferred stock, voting together as a single class on an as-converted basis, present in person or represented by proxy at the annual meeting and entitled to vote on the proposal.

Abstentions and broker non-votes will have no effect on the vote on the election of directors or the approval of the 2002 Long-Term Incentive Plan.

Other Matters

The board of directors does not know of any other matter that will be presented at the annual meeting other than the proposals discussed in this proxy statement. Under our bylaws, generally no business besides the three proposals discussed in this proxy statement may be transacted at the meeting. However, if any other matter properly comes before the annual meeting, your proxy holders will act on such matter in their discretion.

Solicitation of Proxies

Some of Knology’s directors and officers, who will receive no additional compensation, may solicit proxies in person, and by telephone, telegraph, telecopy, facsimile, or mail, from brokerage houses and other institutions, nominees, fiduciaries, and custodians, who will be required to forward the proxy materials to beneficial owners of Knology capital stock. Knology will, upon request, reimburse such intermediaries for their reasonable expenses in forwarding proxy materials but will not pay fees, commissions, or other compensation.

PROPOSAL 1
ELECTION OF CLASS III DIRECTORS

Our certificate of incorporation provides for a classified board of directors. The board of directors is divided into three classes. Each class has as equal a number of directors as possible. The directors in each class serve a three-year term and only one full class is elected at each annual meeting of stockholders. You are being asked to elect three directors to serve in Class III for a term to expire at the annual meeting of stockholders to be held in 2005.

The board of directors has no reason to believe that any nominee for director will not be available for election. However, if a nominee is unavailable for election, the proxy holders may vote for another nominee proposed by the board of directors or the board of directors may reduce the number of directors to be elected at the annual meeting. Each nominee has agreed to be named in this proxy statement and to serve if elected.

The nominees for Class III director are:

•	Eugene I. Davis;

•	Rodger L. Johnson; and

•	Campbell B. Lanier, III.

For biographical information on the nominees, please see “Information About Our Executive Officers, Directors and Nominees.”

The board of directors unanimously recommends that you vote FOR all the Class III nominees.

PROPOSAL 2
ELECTION OF SERIES B DIRECTORS

Our certificate of incorporation provides for the holders of Series B preferred stock to elect two directors at each annual meeting. Each Series B director serves a one-year term. If you hold Series B preferred stock, you are being asked to elect two Series B directors for a term to expire at the annual meeting of stockholders to be held in 2003.

The board of directors has no reason to believe that any nominee for Series B director will not be available for election. However, if a nominee is unavailable for election, the proxy holders may vote for another nominee proposed by certain holders of the Series B preferred stock. Each nominee for Series B director has agreed to be named in this proxy statement and to serve if elected.

The nominees for Series B director are:

•	William Laverack, Jr.; and

•	Bret D. Pearlman.

For biographical information on the nominees, please see “Information About Our Executive Officers, Directors and Nominees.”

The board of directors unanimously recommends that the holders of Series B preferred stock vote FOR all the Series B nominees.

PROPOSAL 3
APPROVAL OF 2002 LONG-TERM INCENTIVE PLAN

On November 26, 2002, the Knology board of directors adopted, subject to stockholder approval at the annual meeting, the Knology, Inc. 2002 Long-Term Incentive Plan (the 2002 Plan). The 2002 Plan will become effective as of the date it is approved by the stockholders.

The Board has reserved 20 million shares of Knology’s common stock for issuance upon the grant or exercise of awards pursuant to the 2002 Plan. As of November 26, 2002, there were approximately 1,260 employees, officers and directors eligible to participate in the 2002 Plan. Knology also maintains the Knology Holdings, Inc. 1995 Stock Option Plan (the 1995 Plan) and the Knology, Inc. 1999 Long-Term Incentive Plan (the 1999 Plan), including certain excess options granted on the same terms as if they had been granted under the 1999 Plan but which exceeded the share limit under such plan (collectively, the Prior Plans). Stock options with respect to an aggregate of approximately 7,550,000 shares of common stock were outstanding under the Prior Plans as of November 26, 2002, and no awards of any type other than stock options have been made under the Prior Plans. If the stockholders approve the 2002 Plan, Knology will not grant any additional awards under the Prior Plans, all of the outstanding options under the Prior Plans will be canceled as of the date of the annual meeting and replaced as of that date with options to be granted under the 2002 Plan, and each of the Prior Plans will be terminated.

A summary of the 2002 Plan is set forth below. The summary is qualified in its entirety by reference to the full text of the 2002 Plan, which is attached to this proxy statement as Annex A.

The board of directors recommends that you vote FOR the approval of the 2002 Plan.

Summary of the 2002 Plan

Purpose. The purpose of the 2002 Plan is to promote Knology’s success by linking the personal interests of its employees, officers, directors and consultants to those of its stockholders, and by providing participants with an incentive for outstanding performance.

Permissible Awards. The 2002 Plan authorizes the granting of awards in any of the following forms:

•	options to purchase shares of common stock;
•	stock appreciation rights;
•	restricted stock;
•	performance award payable in stock or cash;
•	dividend equivalents; and
•	other stock-based awards.

Limitations on Awards. The maximum number of shares of common stock with respect to one or more options or stock appreciation rights that may be granted during any one calendar year under the 2002 Plan to any one person is 3 million. The maximum fair market value of any awards (other than options or stock appreciation rights) that may be received by a participant (less any consideration paid by the participant for such award) during any one calendar year under the 2002 Plan is $2 million.

Administration. The 2002 Plan will be administered by the Compensation and Stock Option Committee of the board of directors. The Compensation and Stock Option Committee will have the authority to designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2002 Plan; and make all other decisions and determinations that may be required under the 2002 Plan. The board of directors may at any time administer the 2002 Plan. If it does so, it will have all the powers of the Compensation and Stock Option Committee.

Stock Options. The Compensation and Stock Option Committee is authorized to grant incentive stock options or non-qualified stock options under the 2002 Plan. The terms of an incentive stock option must meet the requirements of Section 422 of the Internal Revenue Code. The exercise price of any option may not be less than the fair market value of the underlying stock on the date of grant (unless the board of directors specifically authorizes a below-market grant for non-qualified stock options) and no option may have a term of more than 10 years.

Stock Appreciation Rights. The Compensation and Stock Option Committee may also grant stock appreciation rights (SARs). These provide the holder the right to receive the excess, if any, of the fair market value of one share of common stock on the date of exercise, over the base price of the stock appreciation right as determined by the Compensation and Stock Option Committee, which will ordinarily not be less than the fair market value of one share of common stock on the grant date.

Restricted Stock Awards. The Compensation and Stock Option Committee may make awards of restricted stock to participants, which will be subject to such restrictions on transferability and other restrictions as the Compensation and Stock Option Committee may impose (including, without limitation, limitations on the right to vote restricted stock or the right to receive dividends, if any, on the restricted stock).

Performance Awards. The Compensation and Stock Option Committee may grant performance awards that are designated in cash (performance units) or in shares of common stock (performance shares). The Compensation and Stock Option Committee will have the complete discretion to determine the number of performance awards granted to any participant and to set performance goals and other terms or conditions to payment of the performance awards in its discretion which, depending on the extent to which they are met, will determine the number and value of performance awards that will be paid to the participant.

Dividend Equivalents. The Compensation and Stock Option Committee is authorized to grant dividend equivalents to participants subject to such terms and conditions as may be selected by the Compensation and Stock Option Committee. Dividend equivalents entitle the participant to receive payments equal to dividends with respect to all or a portion of the shares of common stock subject to an award, as determined by the Compensation and Stock Option Committee.

Other Stock-Based Awards. The Compensation and Stock Option Committee may, subject to limitations under applicable law, grant to participants such other awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of common stock as deemed by the Compensation and Stock Option Committee to be consistent with the purposes of the 2002 Plan, including, without limitation, shares of common stock awarded purely as a bonus and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of common stock, and awards valued by reference to book value of shares of common stock or the value of securities of or the performance of specified parents or subsidiaries. The Compensation and Stock Option Committee will determine the terms and conditions of any such awards.

Performance Goals. The $1 million annual deduction limit imposed by Section 162(m) of the Internal Revenue Code applies to companies that have common equity securities registered under the Securities Exchange Act. While this limit does not currently apply to Knology, it could apply in the future and therefore it is addressed in the 2002 Plan. Market-priced options and SARs granted under the 2002 Plan will automatically qualify as performance-based awards that are fully deductible by Knology without regard to the $1 million deduction limit imposed by Section 162(m). The Compensation and Stock Option Committee may designate any other award under the 2002 Plan (such as, for example, a cash incentive bonus or restricted stock award) as a qualified performance-based award in order to make the award fully deductible under Section 162(m). If an award is so designated, the Compensation and Stock Option Committee must establish objectively determinable performance goals for the award based on one or more of the following performance criteria, which may be expressed in terms of company-wide objectives or in terms of objectives that relate to the performance of a division, affiliate, department or function within the company or an affiliate:

•	earnings per share;
•	EBITDA (earnings before interest, taxes, depreciation and amortization);
•	EBIT (earnings before interest and taxes);
•	economic profit;
•	cash flow;

•	sales growth;
•	net profit before tax;
•	gross profit;
•	operating income or profit;
•	return on equity;
•	return on assets;
•	return on capital;
•	changes in working capital;
•	stockholder return;
•	number of customer connections;
•	average revenue per unit;
•	operating expense per connection; or
•	capital expenditure per net additional connection.

The Compensation and Stock Option Committee must establish such goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under applicable tax regulations) and the Compensation and Stock Option Committee may not increase any award or, except in the case of certain qualified terminations of employment, waive the achievement of any specified goal. Any payment of an award granted with performance goals will be conditioned on the written certification of the Compensation and Stock Option Committee in each case that the performance goals and any other material conditions were satisfied.

Limitations on Transfer; Beneficiaries. No award will be assignable or transferable by a participant other than by will or the laws of descent and distribution or (except in the case of an incentive stock option) pursuant to a qualified domestic relations order; provided, however, that the Compensation and Stock Option Committee may permit other transfers where the Committee concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards. A participant may, in the manner determined by the Compensation and Stock Option Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

Acceleration Upon Certain Events. Unless otherwise provided in an award certificate, if a participant dies, retires or becomes disabled at any time, or if a change in control (as defined in the 2002 Plan) occurs, all of such participant’s outstanding options and SARs will become fully vested and exercisable and all restrictions on his or her outstanding restricted stock awards will lapse. In each of the above cases except retirement, the Compensation and Stock Option Committee also may (but need not) waive the achievement of performance goals under the participant’s Section 162(m) performance-based awards. In addition, the Compensation and Stock Option Committee may in its discretion accelerate awards for any other reason in its discretion. The Compensation and Stock Option Committee may discriminate among participants or among awards in exercising such discretion.

Adjustments. In the event of a stock split, a dividend payable in shares of common stock, or a combination or consolidation of the common stock into a lesser number of shares, the share authorization limits under the 2002 Plan will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price for such award. If Knology is involved in another corporate transaction or event that affects the common stock, such as an extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares, the share authorization limits under the 2002 Plan will be adjusted proportionately, and the Compensation and Stock Option Committee may adjust outstanding awards to preserve the benefits or potential benefits of the awards.

Termination and Amendment

The board of directors or the Compensation and Stock Option Committee may, at any time and from time to time, terminate or amend the 2002 Plan without stockholder approval, but if an amendment to the 2002 Plan would, in the reasonable opinion of the board of directors or the Compensation and Stock Option Committee, materially increase the benefits accruing to participants, materially increase the number of shares of stock issuable under the 2002 Plan, materially modify the requirements for eligibility, or otherwise constitute a material amendment requiring stockholder approval under applicable laws, policies or regulations, then such amendment will be subject to stockholder approval. In addition, the board of directors or the Compensation and Stock Option Committee may condition any amendment on the approval the stockholders for any other reason, including necessity or advisability under tax, securities or other applicable laws, policies or regulations. No termination or amendment of the 2002 Plan may adversely affect any award previously granted under the 2002 Plan without the written consent of the participant. The Compensation and Stock Option Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by the stockholders or otherwise permitted by the antidilution provisions of the 2002 Plan, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.

Certain Federal Tax Effects

Non-qualified Stock Options. There will be no federal income tax consequences to the optionee or to Knology upon the grant of a non-qualified stock option under the 2002 Plan. When the optionee exercises a non-qualified option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock received upon exercise of the option at the time of exercise over the exercise price, and Knology will be allowed a corresponding deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options. There typically will be no federal income tax consequences to the optionee or to Knology upon the grant or exercise of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted or one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and Knology will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and Knology will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

Transfers of Options. The Compensation and Stock Option Committee may, but is not required to, permit the transfer of non-qualified stock options granted under the 2002 Plan. Based on current tax and securities regulations, such transfers, if permitted, are likely to be limited to gifts to members of the optionee’s immediate family or certain entities controlled by the optionee or such family members. The following paragraphs summarize the likely income, estate, and gift tax consequences to the optionee,

Knology, and any transferees, under present federal tax regulations, upon the transfer and exercise of such options.

Federal Income Tax. There will be no federal income tax consequences to the optionee, Knology, or the transferee upon the transfer of a non-qualified stock option. However, the optionee will recognize ordinary income when the transferee exercises the option, in an amount equal to the excess of the fair market value of the option shares upon the exercise of such option over the exercise price, and Knology will be allowed a corresponding deduction. The gain, if any, realized upon the transferee’s subsequent sale or disposition of the option shares will constitute short-term or long-term capital gain to the transferee, depending on the transferee’s holding period. The transferee’s basis in the stock will be the fair market value of such stock at the time of exercise of the option.

Federal Estate and Gift Tax. If an optionee transfers a non-qualified stock option to a transferee during the optionee’s life but before the option has become exercisable, the optionee will not be treated as having made a completed gift for federal gift tax purposes until the option becomes exercisable. However, if the optionee transfers a fully exercisable option during the optionee’s life, he or she will be treated as having made a completed gift for federal gift tax purposes at the time of the transfer. If the optionee transfers an option to a transferee by reason of death, the option will be included in the decedent’s gross estate for federal estate tax purposes. The value of such option for federal estate or gift tax purposes may be determined using a “Black-Scholes” or other appropriate option-pricing methodology, in accordance with IRS requirements.

Stock Appreciation Rights. A participant receiving a SAR will not recognize income, and Knology will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the SAR, the amount of cash and the fair market value of any shares of common stock received will be ordinary income to the participant and Knology will be allowed as a corresponding federal income tax deduction at that time, subject to any applicable limitations under Internal Revenue Code Section 162(m).

Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, the participant will not recognize income, and Knology will not be allowed a tax deduction, at the time a restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount he or she paid for the stock), and Knology will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m). If the participant files an election under Internal Revenue Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and Knology will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Section 83(b) election.

Performance Awards. A participant generally will not recognize income, and Knology will not be allowed a tax deduction, at the time performance awards are granted, so long as the awards are subject to a substantial risk of forfeiture. When the participant receives or has the right to receive payment of cash or shares under the performance award, the cash amount of the fair market value of the shares of stock will be ordinary income to the participant, and Knology will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m).

Benefits to Named Executive Officers and Others

No awards will be granted under the 2002 Plan prior to the annual meeting. If the stockholders approve the 2002 Plan, all of the stock options currently outstanding under the Prior Plans will be canceled and replaced, share-for-share, by a market-priced option under the 2002 Plan (the Replacement Options). The Compensation and Stock Option Committee also intends to grant to all holders of the canceled options an additional award of options under the 2002 Plan equal to 5% of the canceled options in recognition of the restructuring of the capitalization of Knology and Broadband, which was completed on November 6, 2002 (the Recognition Options). The table below reflects the Replacement Options and the Recognition Options that would be granted on the date of the annual meeting to the persons and groups shown. Any future awards under the 2002 Plan will be made at the discretion of the Compensation and Stock Option Committee. Consequently, Knology cannot determine either the benefits or amounts that will be received in the future by such persons or groups pursuant to the 2002 Plan.

2002 Long-Term Incentive Plan

	Stock Option Grants(1)
Name and Position	Dollar Value of Options	Number of Options
Rodger L. Johnson	(2)	2,636,282
President and Chief Executive Officer

Robert K. Mills	(2)	524,348
Vice President, Chief Financial Officer and Treasurer

Anthony J. Palermo	(2)	539,729
Vice President of Operations and Marketing

Patrick T. Barrett	(2)	532,718
Vice President of Information Technology

Bret T. McCants	(2)	360,526
Vice President of Network Construction and Maintenance

All Executive Officers as a Group	(2)	5,248,294

All Non-Executive Directors as a Group	(2)	307,466

All Non-Executive Officer Employees as a Group	(2)	2,360,113

(1)
The exercise price per share for the Replacement Options and the Recognition Options would be equal to the fair market value of the common stock on the date of grant. The expiration date of each Replacement Option would match the expiration date of the canceled option which it replaced, and the vesting schedule for the Replacement Options would be determined as follows: (i) credit would be given for prior vesting of the corresponding canceled option, such that the Replacement Option would be vested as of the date of grant with respect to that number of shares that were or would have been vested under the corresponding canceled option as of December 31, 2002, and (ii) any shares subject to the Replacement Option would thereafter vest quarterly (with the first such quarterly vest date being March 31, 2003) based on the continued service of the optionee. The Recognition Options would have a term of 10 years and would vest 25% per year over four years.

(2)
The dollar value of the above options is dependent on the difference between the exercise price and the fair market value of the underlying shares on the date of exercise. As of November 26, 2002, the board of directors deemed the fair market value of the shares to be $1.87, based on the equity values established in Knology’s recently completed restructuring.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS,
DIRECTORS AND NOMINEES

The following table sets forth information regarding Knology’s executive officers, directors and nominees for director. Generally, Knology’s board of directors is divided among three classes, with members serving three-year terms expiring in the years indicated. However, two of Knology’s directors are elected by the holders of Series B preferred Stock pursuant to the provisions of Knology’s amended and restated certificate of incorporation and serve one-year terms.

Name	Age	Position	Term Expires
Rodger L. Johnson	55	President, Chief Executive Officer and Director	2002
Robert K. Mills	39	Chief Financial Officer, Vice President and Treasurer
Felix L. Boccucci, Jr.	45	Vice President of Business Development
Anthony J. Palermo, Jr.	48	Vice President of Operations and Marketing
Chad S. Wachter	36	Vice President, General Counsel and Secretary
Thomas P. Barrett	61	Vice President of Information Technology
Marcus R. Luke, PhD	47	Vice President and Chief Technology Officer
Bret T. McCants	43	Vice President of Network Services
Campbell B. Lanier, III	52	Chairman of the Board	2002
Richard S. Bodman	64	Director	2003
Alan A. Burgess (1)	67	Director	2004
Donald W. Burton (2)	58	Director	2004
Eugene I. Davis	47	Director	2002
L. Charles Hilton, Jr. (1)	71	Director	2003
William Laverack, Jr. (1)(3)	45	Director	2003
Bret D. Pearlman(2)(3)	36	Director	2003
William H. Scott, III (2)	55	Director	2004

(1)	Member of the Audit Committee.
(2)	Member of the Compensation and Stock Option Committee.
(3)	Elected by holders of Series B preferred stock and serving a one-year term.

Provided below are biographies of each of the officers, directors, and nominees for director listed in the table above. Some of Knology’s officers served as officers of its subsidiary, Knology Broadband, Inc. (Broadband) prior to Knology’s formation in September 1998. In the following biographies, Knology has included service with Broadband as service with Knology.

Rodger L. Johnson has served as a director since April 1999. He has served as Knology’s President since April 1999 and as Chief Executive Officer since June 1999. Prior to joining Knology, Mr. Johnson had served as President and Chief Executive Officer, as well as a Director, of Communications Central Inc., a provider of coin-operated and inmate telephones, since November 1995. Prior to joining Communications Central, Mr. Johnson served as the President and Chief Executive Officer of JKC Holdings, Inc., a consulting company providing advice to the information processing industry. In that capacity, Mr. Johnson also served as the Chief Operating Officer of CareCentric, Inc., a publicly traded medical software manufacturer. Before founding JKC Holdings, Inc., Mr. Johnson served for approximately eight years as the President and Chief Operating Officer and as the President and Chief Executive Officer of Firstwave Technologies, Inc., a publicly traded sales and marketing software provider. Rodger L. Johnson is a nominee for Class III director.

Robert K. Mills has served as Chief Financial Officer, Vice President and Treasurer since November 1999. He worked for ITC Holding from September to November 1999 as Vice President of Corporate Development. From 1994 to September 1999, Mr. Mills served as Vice President-Treasurer and Strategic Planning of Powertel, Inc., which was a provider of wireless communications services. Mr. Mills is a CPA and from 1987 to 1994 practiced accounting at Arthur Andersen LLP.

Felix L. Boccucci, Jr. has served as Vice President of Business Development since August 1997, and he served as the Chief Financial Officer, Treasurer and Secretary from November 1995 through August 1997. In addition, he currently serves as the Chief Financial Officer for Interstate and Valley Telephone Companies. From October 1994 until December 1995, Mr. Boccucci served as Vice President Finance Broadband of ITC Holding. Prior to such time, Mr. Boccucci worked for GTE Corporation, a telecommunications company, which merged with Contel Corporation in March 1991. From May 1993 to October 1994, he served as a Senior Financial Analyst for GTE. From 1991 to 1993, Mr. Boccucci served as Financial Director for GTE’s Central Area Telephone Operations. From 1987 to 1991, he was the Assistant Vice President controller in charge of Contel’s Eastern Region Telephone Operations comprising 13 companies in twelve states.

Anthony J. Palermo, Jr. has served as Vice President of Operations and Marketing since July 1999. Prior to joining Knology, Mr. Palermo served as a consultant to Nokia and Optima Technologies from November 1998 through July 1999. From November 1995 to November 1998, Mr. Palermo was employed at Communications Central, Inc., where he served as Vice President of Sales, Marketing, and Operations. Prior to Communications Central, Inc., spent six years at Brock Control Systems as Vice President of Operations and Chief Operating Officer. Mr. Palermo has also spent eleven years in the communications industry with AT&T Long Lines and RCA-Cylix.

Chad S. Wachter has served as Vice President since October 1999 and as General Counsel and Secretary since August 1998. From April 1997 to August 1998, Mr. Wachter served as Assistant General Counsel of Powertel, Inc., which was a provider of wireless communications services. From May 1990 until April 1997, Mr. Wachter was an associate and then a partner with Capell, Howard, Knabe & Cobbs, P.A. in Montgomery, Alabama.

Thomas P. Barrett has served as Vice President of Information Technology since October 1999. Prior to joining Knology, from July 1998 to September 1999, Mr. Barrett served as the President of Quintiles Americas. Quintiles Americas is a division of Quintiles Inc., a pharmaceutical research company. From January 1993 to June 1998, Mr. Barrett was employed by Perot Systems as an account manager. He also served as the human resources director for a period of time while at Perot Systems. From October 1992 to January 1993, Mr. Barrett worked for General Research Corporation as an account manager for a software development project. From August 1963 to September 1999, Mr. Barrett served in the U.S. Army in a number of command and staff positions and achieved the rank of Brigadier General.

Marcus R. Luke, Ph.D. has served as Vice President and Chief Technology officer since August 1997. Prior to this he served as Knology’s Vice President of Network Construction from November 1995 until August 1997, and Director of Engineering of Cybernet Holding, L.L.C., from May 1995 until November 1995. Prior to joining Knology, Dr. Luke served as Southeast Division Construction Manager for TCI from July 1993 to May 1995. From July 1987 to June 1993, he served as Area Technical Manager for TCI’s southeast area. Dr. Luke worked for Storer Communications Inc. from 1985 to 1987 as Vice President of Engineering. Prior to 1985, he spent 12 years in various engineering and management positions with Storer Communications Inc.

Bret T. McCants has served as Vice President of Network Services since April 1997. Prior to joining Knology, Mr. McCants was a co-founder of CSW Communications. From January 1996 to April 1997 he served as CSW Communications, Director of Operations, and from 1994 to 1996, he participated in the development and managed the deployment of voice, data and interactive energy management equipment to homes in Laredo, Texas. Prior to joining CSW Communications, Mr. McCants served in various capacities with Central Power and Light Company including as Corporate Manager of Commercial and Small Industrial Marketing from 1992 to 1994, and as Business Manager from 1990 to 1992. From 1982 to 1990, Mr. McCants held several positions in the Sales, Marketing and Engineering at Central Power and Light Company.

Campbell B. Lanier, III has been a director since November 1995 and has served as Knology’s Chairman of the Board since September 1998. Mr. Lanier serves as Chairman of the Board and Chief Executive Officer of ITC Holding and has served as a director of ITC Holding since the company’s inception in May 1989. In addition, Mr. Lanier is also an officer and director of several ITC Holding subsidiaries. Mr. Lanier also is a Vice-Chairman of the Board and a director of ITC^DeltaCom, Inc., which provides wholesale and retail telecommunications services and a director of eCompanyStore. Mr. Lanier has served as a Managing Director of South Atlantic Private Equity Fund, IV, Limited Partnership since July 1997. Campbell B. Lanier, III is a nominee for Class III director.

Richard S. Bodman has been one of Knology’s directors since June 1996. Mr. Bodman is currently the Managing General Partner of VMS Group, which manages AT&T Ventures, and has served in such position since 1996. From August 1990 to May 1996, Mr. Bodman served as Senior Vice President of Corporate Strategy and Development for AT&T Corporation. Mr. Bodman also is currently a director of Internet Security Systems, Inc. and Tyco International Ltd.

Alan A. Burgess has been one of Knology’s directors since January 1999. From 1967 until his retirement in 1997, Mr. Burgess was a partner with Accenture (formerly Andersen Consulting). Over his 30-year career he held a number of positions as Managing Partner, including Managing Partner of Regulated Industries from 1974 to 1989. In 1989, he assumed the role of Managing Partner of the Communications Industry Group. In addition, he served on Andersen Consulting’s Global Management council and was a member of the Partner Income Committee.

Donald W. Burton has been one of Knology’s directors since January 1996. Since December 1983, he has served as Managing General Partner of South Atlantic Venture Fund I, II and III, Limited Partnerships and Chairman of South Atlantic Private Equity Fund IV, Limited Partnership. Mr. Burton has been the general partner of The Burton Partnership, Limited Partnership since October 1979. Since January 1981, he has served as President of South Atlantic Capital Corporation. Mr. Burton also serves on the board of directors of several companies related to ITC Holding companies, including ITC Holding and ITC^DeltaCom, Inc. He is a director of the Heritage Group of Mutual Funds and several private companies.

Eugene I. Davis was appointed a director on November 26, 2002. Mr. Davis is Chairman and Chief Executive Officer of Pirinate Consulting Group, L.L.C., a privately held consulting firm, of RBX Industries, Inc., a manufacturer and distributor of rubber and plastic products, and of Murdock Communications Corp., a telecommunications enterprise. During 1999 and 2001 he served as Chief Executive Officer of SmarTalk Teleservices Corp., an independent provider of prepaid calling cards. Mr. Davis was Chief Operating Officer of Total-Tel Communications, Inc., a long distance telecommunications provider, during 1998 and 1999. Mr. Davis currently serves as a director of Metrocall Holdings, Inc., FLAG Telecom Holdings Limited and Metals USA, Inc., Elder-Beerman Stores, Inc., Coho Energy, Inc., Murdock Communications Corp., and Tipperary Corporation. Mr. Davis was elected to the board of directors pursuant to the provisions of Knology’s stockholders agreement, as amended, which permitted certain holders of the Series D preferred stock to designate a nominee to serve as director for a three-year term. Eugene I. Davis is a nominee for Class III director.

L. Charles Hilton, Jr. has been one of Knology’s directors since Knology acquired the Beach Cable, Inc. cable system in Panama City, Florida in December 1997. Mr. Hilton was the founder and sole stockholder of Beach Cable, Inc., and served as its Chief Executive Officer from 1991 to December 1997. Since 1958, Mr. Hilton has served as Chairman and Chief Executive Officer of Golf Asphalt Corporation a general construction firm. Mr. Hilton has been a partner in the law firm of Hilton, Hilton, Kolk & Roesch since 1984, and currently serves as Chief Executive Officer of Hilton, Inc., a family corporation which owns and operates various commercial buildings in Bay County, Florida.

William Laverack, Jr. has been one of Knology’s directors since August 2000. Mr. Laverack is a Managing Partner of Whitney & Co., LLC, which he joined in 1993. Mr. Laverack was elected to Knology’s board of directors by the holders of its Series B preferred stock, as provided in Knology’s amended and restated certificate of incorporation, and was nominated by J. H. Whitney IV, L.P. pursuant to Knology’s stockholders agreement, as amended, which provides that J. H. Whitney IV, L.P. has the right to nominate a director to Knology’s board so long as it continues to own at least 45.0% of its original investment in Knology’s capital stock. Mr. Laverack is also a director of NuVox, Inc. William Laverack, Jr. is a nominee for Series B director.

Bret D. Pearlman has been one of Knology’s directors since March 2000. Mr. Pearlman became a Senior Managing Director of The Blackstone Group L.P. in January 2000, and is a member of Blackstone Management Associates III L.L.C., a general partner of each of Blackstone CCC Capital Partners L.P., Blackstone CCC Offshore Capital Partners L.P. and Blackstone Family Investment Partnership III L.P., each of which has invested in Knology. Mr. Pearlman has been involved in The Blackstone Group’s principal investing activities since 1989. Mr. Pearlman also serves as a director of American Axle & Manufacturing Holdings, Inc. Mr. Pearlman was elected to Knology’s board by the holders of its Series B preferred stock, as provided in Knology’s amended and restated certificate of incorporation, and was nominated by Blackstone CCC Capital Partners L.P., Blackstone CCC Offshore Capital Partners L.P. and Blackstone Family Investment Partnership III L.P. pursuant to Knology’s stockholders agreement, as amended, which provides that Blackstone CCC Capital Partners L.P., Blackstone CCC Offshore Capital Partners L.P. and Blackstone Family Investment Partnership III L.P. and their respective affiliates will collectively have the right to nominate a director to Knology’s board of directors so long as they continue to own at least 45.0% of their original investment in Knology’s capital stock. Bret D. Pearlman is a nominee for Series B director.

William H. Scott, III, has been a director since November 1995. He has served as President of ITC Holding since December 1991 and has been a director of ITC Holding since May 1989. He also is a director of several private companies.

MEETINGS AND COMMITTEES OF THE BOARD

The board of directors is responsible for oversight of Knology’s operations. The board of directors has delegated certain of its authority to several Board committees to assist in its supervision of the overall affairs of the Company. The board of directors met seven times in 2001. In addition to meetings of the full Board, directors also attended meetings of Board committees. All of the directors attended at least 75% of all the meetings of the board of directors and the committees on which they served during fiscal year 2001. Following the annual meeting, the board of directors will consist of 10 directors. The board of directors currently has the following standing committees which meet on a regularly scheduled basis: Audit Committee and Compensation and Stock Option Committee. The Audit Committee held three meetings during 2001, and the Compensation and Stock Option Committee held two meetings.

Audit Committee

General. This committee makes recommendations to the board of directors with respect to the selection of independent accountants; the review and scope of audit arrangements; the independent accountants’ suggestions for strengthening internal controls; matters of concern to the committee, the independent accountants, or management relating to our financial statements or other results of the annual audit; the review of internal controls with our financial and accounting staff; the review of the activities and recommendations of our accounting staff; and the review of financial statements and other financial information which we publish.

Audit Committee Report. The Audit Committee consists of three directors who are independent as defined under Rule 4200(a)(14) of the National Association of Securities Dealers, Inc., which means that, among other things, these directors are not officers or employees of Knology and are free from any relationship that would interfere with their exercise of independent judgment as members of this committee. The committee operates under a written charter approved by the board of directors, which is attached as Annex B to this proxy statement.

The committee reviews Knology’s financial reporting process on behalf of the board of directors. In fulfilling its responsibilities, the committee has reviewed and discussed the audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2001 with Knology management and the independent accountants. Management is responsible for our financial statements and the financial reporting process, including internal controls. The independent accountants are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America.

The committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the committee has discussed with the independent accountants the accountants’ independence from Knology and its management including the matters in the written disclosures provided to the committee as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

Based on the reviews and discussions referred to above, the committee recommended to the board of directors, and the board of directors approved the inclusion of the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

Audit Committee Alan A. Burgess L. Charles Hilton, Jr. William Laverack, Jr.

Compensation and Stock Option Committee

General. Under rules established by the Securities and Exchange Commission, Knology is required to provide a report explaining the rationale and considerations that led to fundamental compensation decisions affecting Knology’s executive officers (including the named executive officers) during the past fiscal year. The report of Knology’s Compensation and Stock Option Committee is set forth below.

Compensation and Stock Option Committee Report. The Compensation and Stock Option Committee is responsible for determining and making recommendations to the board of directors concerning executive compensation, including base salaries, bonuses and the basis for their awards, stock options and other benefits.

The three principal components of Knology’s executive compensation are salary, bonus and stock options. These components are designed to facilitate fulfillment of the compensation objectives of Knology’s board of directors and the Compensation and Stock Option Committee, which objectives include (i) attracting, retaining and motivating qualified management, (ii) recognizing individual initiative and achievement, (iii) rewarding management for short and long term accomplishments and (iv) aligning management compensation with the achievement of Knology’s goals and performance.

It is the Compensation and Stock Option Committee’s view that senior executives’ interests should complement those of the stockholders. Accordingly, consistent with prior practice, it is anticipated that a substantial portion of senior executive compensation above a base salary will be provided through bonuses tied to certain indicators of performance and through the grant of stock options, thus creating incentives for executives to achieve long-term objectives and increase stockholder value. Base salaries for new management employees are determined initially by evaluating the responsibilities of the position in question and the experience of the individual, and by reference to the competitive marketplace for managerial talent, including a comparison of base salaries for similar positions at comparable companies. Annual bonuses are determined by evaluating the competitive marketplace, the performance of Knology, the performance of the executive and the responsibilities assumed by the executive.

The Compensation and Stock Option Committee has reviewed Knology’s existing management compensation arrangements and has consulted with the Chief Executive Officer to evaluate Knology’s current compensation programs, and believes that they are consistent with the philosophy of the Compensation and Stock Option Committee. Additionally, the Compensation and Stock Option Committee has made certain recommendations for the present year regarding evaluation criteria in connection with the incentive compensation to be awarded to Knology’s senior management.

Executive Officer Compensation. The determination of 2001 executive officer compensation by the Compensation and Stock Option Committee was made after a review and consideration of a number of factors, including each executive’s level of responsibility and commitment, level of performance (with respect to specific areas of responsibility and on an overall basis), past and present contribution to and achievement of Knology’s goals and performance, compensation levels at comparable companies and historical compensation levels, and following consultation with and recommendations from Knology’s Chief Executive Officer.

Chief Executive Officer Compensation. The principal factors considered by the Compensation and Stock Option Committee and the board of directors in determining the 2001 salary and bonus for Knology’s Chief Executive Officer included the factors described in the preceding paragraph, and it was the view of the Compensation and Stock Option Committee that Mr. Johnson’s 2001 compensation was reasonable. Based on such analysis, Mr. Johnson’s base salary was increased from $205,638 to $236,764 for 2001, and his 2001 bonus was awarded based upon his achievement of performance objectives during 2001 that the Compensation and Stock Option Committee established early in the year, including the Knology’s attainment of revenue, earnings-per-share and other goals. Because Mr. Johnson exceeded the performance goals set by the Compensation and Stock Option Committee, Mr. Johnson was awarded a bonus in 2001 that exceeded 42.7% of his base salary. Based on Mr. Johnson’s and Knology’s performance in 2001, Mr. Johnson’s base salary for 2002 was increased to $249,670.

Compensation and Stock Option Committee Donald W. Burton Bret D. Pearlman William H. Scott, III

DIRECTOR COMPENSATION

Knology’s directors historically have not received directors’ fees. Mr. Davis, who was appointed to the board of directors pursuant to Knology’s stockholders agreement, as amended, will receive a fee for attending board and committee meetings in an amount to be determined by the board of directors. Directors are reimbursed for their reasonable out-of-pocket travel expenditures. Knology’s directors also have received grants of stock options, pursuant to the 1999 Plan, upon their election to the board of directors. If the 2002 Plan is approved by the stockholders at the annual meeting, directors will receive Replacement Options (as described above in Proposal 3), and will be eligible to receive future grants, pursuant to that plan. The number of options, if any, to be granted to directors is within the discretion of the board of directors or the Compensation and Stock Option Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our directors and executive officers file reports with the SEC indicating the number of shares of any class of our equity securities they owned when they became a director or executive officer and, after that, any changes in their ownership of our equity securities. These reports are required by Section 16(a) of the Securities Exchange Act of 1934, as amended. Based on our review of the reports, we believe that during fiscal year 2001 all of our officers and directors complied with the foregoing filing requirements.

EXECUTIVE COMPENSATION

The following table provides certain summary information concerning compensation for Knology’s chief executive officer and the other four most highly compensated executive officers of Knology as of December 31, 2001 (collectively, the named executive officers) for 2001, 2000 and 1999.

Knology’s executive officers were appointed in October and November 1999. However, as most of Knology’s executive officers were executive officers of Broadband, a wholly owned subsidiary of Knology, immediately prior to Knology’s formation, Knology has included below the compensation received by Knology’s executive officers from Broadband for the year ended December 31, 1999.

Summary Compensation Table

	Annual Compensation			Long-Term Compensation Awards Securities Underlying Options(1)
Name and Principal Position	Year	Salary	Bonus		All Other Compensation(2)
Rodger L. Johnson President and Chief Executive Officer	2001 2000 1999	$236,764 205,638 139,617	$101,026 144,779 —	397,577 32,368 2,000,000	$13,419 12,693 3,181
Robert K. Mills Vice President, Chief Financial Officer and Treasurer (3)	2001 2000 1999	139,087 156,773 3,888	40,846 32,973 —	77,137 201,825 200,000	5,694 2,116 3
Anthony J. Palermo Vice President of Operations and Marketing	2001 2000 1999	186,449 154,675 66,348	53,907 86,634 15,100	79,962 6,316 400,000	9,561 9,772 3,934
Patrick T. Barrett Vice President of Information Technology	2001 2000 1999	168,692 153,117 26,070	49,304 65,216 —	79,321 3,528 400,000	14,858 11,908 2,072
Bret T. McCants Vice President of Network Construction and Maintenance	2001 2000 1999	155,688 124,986 115,962	44,866 54,282 25,198	54,452 8,842 94,824	10,002 9,759 4,308

(1)	All options are exercisable for shares of Knology’s common stock.
(2)
For 2001, includes premiums on term life insurance ($3,369, $1,755, $6,954, $950 and $443 for Johnson, Palermo, Barrett, McCants and Mills, respectively) and employer matching contributions to Knology’s 401(k) plan ($5,250, $3,006, $3,104, $4,252 and $5,250 for Johnson, Palermo, Barrett, McCants and Mills, respectively).

(3)	Mr. Mills became Vice President, Chief Financial Officer and Treasurer of Knology in November 1999.

Option Grants in Last Fiscal Year

	Individual Grants
Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in 2001	Exercise Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
					5%	10%
Rodger L. Johnson	329,244 68,333	20.5 4.3%	$3.00	May 16, 2011 May 18, 2011	$621,179 128,923	$1,574,190 326,716
Robert K. Mills	65,096 12,041	4.1 0.8%	3.00	May 16, 2011 May 18, 2011	122,816 22,718	311,239 57,571
Anthony J. Palermo	65,824 14,138	4.1 0.9	3.00	May 16, 2011 May 18, 2011	124,189 26,674	314,720 67,597
Patrick T. Barrett	65,312 14,009	4.1 0.9	3.00	May 16, 2011 May 18, 2011	123,223 26,431	312,272 66,980
Bret T. McCants	43,038 11,414	2.7 0.7	3.00	May 16, 2011 May 18, 2011	81,199 34,242	205,774 54,573

(1)
These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of Knology’s common stock and overall market conditions. The amounts reflected in this table may not necessarily be achieved.

Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

None of the named executive officers exercised any stock options during 2001. The table below shows the number of shares of Knology common stock covered by both exercisable and unexercisable stock options held by the named executive officers as of December 31, 2001. The table also reflects the values for in-the-money options based on the positive spread between the exercise price of such options and the last reported sale price of the common stock as of December 31, 2001.

	Number of Securities Underlying Unexercised Options at December 31, 2001		Value of Unexercised In-The-Money Options at December 31, 2001 (1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Rodger L. Johnson	1,263,091	1,166,854	$213,350	$126,650
Robert K. Mills	200,456	278,506	17,000	17,000
Anthony J. Palermo	201,579	284,699	34,000	34,000
Patrick T. Barrett	200,789	281,690	34,000	34,000
Bret T. McCants	215,328	104,790	110,690	7,430

(1)	The value of the unexercised in-the-money options as of December 31, 2001 was calculated using a market price of $3.00 per share.

Equity Compensation Plan Information

The following table gives information about the common stock that may be issued upon the exercise of options, warrants and rights under all of Knology’s existing equity compensation plans as of December 31, 2001. The table does not include information about the proposed 2002 Plan, which is not yet in effect.

	(a)		(b)	( c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Stockholders	4,717,680	(1)	$2.74	4,779,126	(5)
	2,000,000	(2)	$3.61	0
	3,138,601	(3)	$1.48	0
Equity Compensation Plans Not Approved by Stockholders	340,140	(4)	$3.00	0

Total	10,196,421		$2.46	4,779,126	(5)

(1)	1995 Plan. Options issued under this plan are exercisable for shares of common stock.
(2)	1999 Plan. Options issued under this plan are exercisable for shares of common stock.
(3)
Knology, Inc. Spin-Off Plan. Options issued under this plan are exercisable for shares of Series A preferred stock. The number of shares listed and the weighted average exercise price reflects the conversion of the shares of Series A preferred stock subject to the options outstanding into shares of common stock. Each share of Series A preferred stock is convertible into 1.0371 shares of common stock.

(4)
These stand-alone options were granted on the same terms and conditions as if they had been granted under the 1999 Plan and are exercisable for shares of common stock; they exceeded the total number of shares authorized for issuance under the 1999 Plan.

(5)	Amount remaining available for issuance will be zero if the stockholders approve the 2002 Plan.

The 1999 Plan, which was approved by InterCall, Inc. as the sole stockholder of Knology in November 1999, authorized the issuance of 2 million common shares. As shown in the above table, Knology granted options for 884,632 shares in excess of the 2 million shares authorized under the 1999 Plan. Such excess options were granted on the same terms and conditions as if they had been granted under the 1999 Plan. If the stockholders approve the 2002 Plan at the annual meeting, each of these excess options will be canceled and replaced, share-for-share, by an option under the 2002 Plan, as described under the caption “Benefits to Named Executive Officers and Others” in Proposal 3 above.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Knology was formerly a subsidiary of ITC Holding. Knology’s owns 100% of Broadband, Interstate Telephone, Valley, Globe Telecommunications and ITC Globe, each of which ITC Holding owned separately before being owned by Knology. ITC Holding determined that Broadband and these other companies had parallel growth in the same markets and that combining their businesses would enhance their ability to take advantage of the opportunities in these markets. To accomplish this, ITC Holding formed Knology in September 1998 and, in November 1999, contributed these companies to Knology along with other related assets. In February 2000, ITC Holding distributed all of its shares of Knology’s stock and options to purchase shares of Knology’s stock to its stockholders and option holders, which is referred to as Knology’s spin-off from ITC Holding.

ITC Holding is a diversified telecommunications company that owns interests in many companies that have businesses similar to Knology’s. Because of Knology’s relationship with ITC Holding, Knology is affiliated with certain of these companies. Some of them, such as ITC^DeltaCom, provide Knology with and/or receive from Knology services and products. Knology has described the nature and amount of the business that Knology does with affiliated companies in greater detail below.

Knology has adopted a policy requiring that any material transactions between Knology and others affiliated with Knology’s officers, directors or principal stockholders be on terms no less favorable to Knology than reasonably could have been obtained in arm’s-length transactions with independent third parties.

Transactions with ITC Companies

Certain of Knology’s directors and officers hold or held the following positions with companies that are affiliated with Knology:

Campbell B. Lanier, III, who serves as the chairman of Knology’s board of directors, also serves as chairman of the board and chief executive officer of ITC Holding and all of its subsidiaries including InterCall, Inc., and is also a director of companies that were formerly subsidiaries of ITC Holding, such as ITC^DeltaCom.

William H. Scott, III, one of Knology’s directors, serves as president, chief operating officer and a director of ITC Holding and all of its subsidiaries including InterCall.

Donald W. Burton, one of Knology’s directors, is a director of ITC Holding and ITC^DeltaCom.

Knology is affiliated with all of these companies by reason of its common stockholder bases and common directorships, and Knology has a business relationship with some of them, as described in detail below.

ITC Holding occasionally provides Knology with certain administrative services, such as legal and tax-planning services. The costs of these services are charged to Knology based primarily on the salaries and related expenses of the ITC Holding executives who provide these services and an estimate of their time spent on Knology’s projects. For the year ended December 31, 2001, Broadband recorded $130,900 in selling, operations, administrative and rent expenses related to these services. Knology believes that the methodology used to calculate the amounts charged was reasonable.

ITC^DeltaCom provides Knology with voice and data transport and related services and leases capacity to Knology on certain of its fiber routes. In 2001, Knology paid $3.5 million for these services.

Knology received these services from ITC^DeltaCom pursuant to an agreement that expired in April 2002. During 2001, Knology provided ITC^DeltaCom with local and long-distance telephone, programming and other services for which Knology received $328,003. As of December 31, 2001, Mr. Lanier owned approximately 10% of ITC^DeltaCom. Messrs. Lanier and Scott serve as executive officers and directors of ITC^DeltaCom and Mr. Burton serves as a director of ITC^DeltaCom.

Knology provided services to InterCall, Knology’s parent company prior to the spin-off and a wholly owned subsidiary of ITC Holding, in 2001 for which Knology received $1.4 million. Knology provides these services to InterCall pursuant to an agreement which expires in July 2004.

Knology leases pole space from South Carolina Electric & Gas Co., an affiliate of SCANA Communications Holdings, which is Knology’s largest stockholder and noteholder and was a principal investor in Broadband in the past. Knology leases this pole space pursuant to an annual pole attachment agreement. In 2001, Knology paid $188,380 under this agreement.

In November 1999, Knology entered into a services agreement and a related support agreement with a wholly owned subsidiary of ITC Holding, ITC Service Company, under which Knology agreed to provide human resources, information technology and other services to ITC Service Company and under which ITC Service Company agreed to lease storage space as needed and provide certain administrative services to Knology. In 2001, Knology paid ITC Service Company $132,100 for services provided to Knology, under these agreements. The agreements have no expiration date, but may be terminated on 30 days’ notice by either party.

Knology’s insurance provider is J. Smith Lanier & Co. Campbell B. Lanier, III’s brother and uncle are principal owners of this insurance placement company, both of whom, as stockholders in ITC Holding, received shares of Series A preferred stock in the spin-off. In 2001, this company charged Knology $1.2 million for insurance services.

In January 2000, InterCall loaned Knology $29.7 million under a line of credit. The proceeds of this loan were to be used for construction by Broadband of its networks and for working capital. This loan accrued interest at a rate of 11.75% per year and had a maturity date of March 31, 2000. Under the terms of this loan, InterCall converted all of the principal and interest of the loan into options to purchase shares of Series A preferred stock at a price of $4.75 per option. InterCall paid $4.75 for each share subject to a Knology option, which was the value placed on the shares underlying the options for purposes of the spin-off. The parties agreed as part of the conversion transaction that Knology would pay the option exercise prices to ITC Holding when they were received by Knology. A residual note evidences this agreement. Under the residual note, no amount is due to ITC Holding from Knology in the event of an option expiring or terminating.

On November 6, 2002, in connection with the restructuring of the capitalization of Knology and Broadband, ITC Telecom and SCANA each contributed $19.5 million to Knology in exchange for 6.5 million shares of Knology’s Series C preferred stock. Additionally, SCANA, as a holder of $118,071,000 aggregate principal amount at maturity Broadband’s 11 7/8% senior discount notes due 2007, exchanged those notes for $42,794,000 aggregate principal amount of Knology’s 12% senior notes due 2009 and 21,701,279 shares of Knology’s Series E preferred stock.

Compensation Committee Interlocks and Insider Participation

The current members of Knology’s compensation and stock option committee are Messrs. Scott, Pearlman and Burton. Messrs. Scott and Burton each serves as a director of ITC Holding, and Mr. Scott is an executive officer of ITC Holding. Knology has engaged in several transactions with ITC Holding or its affiliates, as discussed above.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information as of November 20, 2002 regarding beneficial ownership of Knology’s capital stock by:

•	each person known by Knology to beneficially own more than 5% of Knology’s outstanding voting capital stock;

•	each of Knology’s named executive officers;

•	each of Knology’s directors and nominees for director; and

•	all of Knology’s directors and executive officers as a group.

Unless otherwise indicated, the address of each of the named individuals is c/o Knology, Inc., 1241 O.G. Skinner Drive, West Point, Georgia, 31833.

Knology, Inc. Beneficial Ownership Table
As of November 20, 2002

	Series A Preferred		Series B Preferred		Series C Preferred		Series D Preferred		Series E Preferred		Common		As Converted (3)
Name of Beneficial Owner (1)	(1) Amount and Nature of Beneficial Ownership	(2) Percent of Series Stock	(1) Amount and Nature of Beneficial Ownership	(2) Percent of Series Stock	(1) Amount and Nature of Beneficial Ownership	(2) Percent of Series Stock	(1) Amount and Nature of Beneficial Ownership	(2) Percent of Series Stock	(1) Amount and Nature of Beneficial Ownership	(2) Percent of Series Stock	(1) Amount and Nature of Beneficial Ownership	(2) Percent of Series Stock	(1) Amount and Nature of Beneficial Ownership	(2) Percent of Series Stock
5% STOCKHOLDERS
SCANA Communications Holdings, Inc. (4)	7,234,271	14.2%	—	—	14,833,333	29.5%	—	—	21,701,279	100%	—	—	44,037,275	26.3%
AT&T Venture Funds (5)	4,267,800	8.4%	421,052	2.0%	—	—	—	—	—	—	—	—	5,052,029	3.0%
J. H. Whitney IV, L.P. (6)	—	—	8,421,053	39.8%	3,333,333	6.6%	—	—	—	—	—	—	15,851,229	9.5%
The Blackstone Group (7)	—	—	6,315,789	29.8%	2,666,667	5.3%	—	—	—	—	—	—	12,055,087	7.2%
South Atlantic Private Equity Funds (8)	3,356,443	6.6%	1,578,947	7.5%	666,667	1.3%	—	—	—	—	—	—	6,494,739	3.9%
American Water Works, Inc. (9)	3,820,943	7.5%	—	—	—	—	—	—	—	—	—	—	3,962,700	2.4%
Wachovia Capital Partners, LLC. (10)	—	—	2,105,263	9.9%	333,333	*	—	—	—	—	—	—	3,462,807	2.1%
PNC Venture Corp. (11)	—	—	—	—	3,333,333	6.6%	—	—	—	—	—	—	3,333,333	2.0%
ITC Telecom Ventures, Inc. (12)	—	—	—	—	13,833,333	29.5%	—	—	—	—	—	—	14,833,333	8.9%
William E. Morrow (13)	13,527	*	—	—	—	—	—	—	—	—	345,000	68.6%	359,029	*
Felix K. Boccucci, Jr. (14)	352	*	4,200	*	—	—	—	—	—	—	134,196	21.1%	140,804	*
Marcus R. Luke (15)	26,898	*	1,600	*	—	—	—	—	—	—	149,833	23.1%	180,170	*
O. Gene Gabbard (16)	305,263	*	—	—	—	—	—	—	—	—	187,290	27.1%	503,878	*
Chad S. Wachter (17)	—	—	10,500	*	—	—	—	—	—	—	172,647	25.5%	188,255	*

EXECUTIVE OFFICERS
Rodger L. Johnson (18)	—	—	10,000	*	—	—	—	—	—	—	1,615,577	76.3%	1,630,442	*
Robert K. Mills (19)	3,929	*	3,200	*	—	—	—	—	—	—	270,196	34.9%	279,028	*
Anthony J. Palermo (20)	—	—	10,000	*	—	—	—	—	—	—	323,148	39.1%	338,013	*
Thomas P. Barrett (21)	—	—	—	—	—	—	—	—	—	—	321,409	39.0%	321,409	*
Bret T. McCants (22)	5,454	*	—	—	—	—	—	—	—	—	251,151	33.3%	256,807	*

DIRECTORS
Campbell B. Lanier (23)	9,363,705	18.3%	—	—	333,333	*	—	—	—	—	43,701	8.0%	10,088,132	6.0%
Richard S. Bodman (5) (24)	4,267,800	8.4%	421,052	2.0%	—	—	—	—	—	—	43,700	8.0%	5,095,729	3.0%
Alan A. Burgess (25)	—	—	—	—	—	—	—	—	—	—	33,201	6.2%	33,201	*
Donald W. Burton (8) (26)	3,575,831	7.0%	1,789,473	8.4%	1,333,334	2.7%	2,346,080	22.1%	—	—	43,701	8.0%	10,091,661	6.0%
Eugene I. Davis	—	—	—	—	—	—	—	—	—	—	—	—	—	—
L. Charles Hilton, Jr. (27)	377,197	*	—	—	—	—	—	—	—	—	43,701	8.0%	434,892	*
William Laverack, Jr. (6)	—	—	8,421,053	39.8%	3,333,333	6.6%	—	—	—	—	—	—	15,851,229	9.5%
Bret D. Pearlman (7)	—	—	6,315,789	29.8%	2,666,667	5.3%	—	—	—	—	—	—	12,055,087	7.2%
William H. Scott, III (28)	1,260,491	2.5%	—	—	—	—	—				43,701	8.0%	1,350,956	*

All Named Executive Officers and Directors as a Group (14 persons)	18,854,407	36.7%	16,970,567	80.1%	7,666,667	15.3%	2,346,080	22.1%	—	—	3,033,186	71.9%	57,826,587	33.7%

*	Less than 1%
(1)
A person is deemed to be a “beneficial owner” of a security if he or she has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days from November 20, 2002. More than one person may be deemed to be a beneficial owner of the same securities. All persons shown in the table above have sole voting and investment power, except as otherwise indicated.

(2)
For the purpose of computing the percentage ownership of each beneficial owner, any securities which were not outstanding but which were subject to options, warrants, rights or conversion privileges held by such beneficial owner exercisable within 60 days from November 20, 2002 were deemed to be outstanding in determining the percentage owned by such person, but were not deemed outstanding in determining the percentage owned by any other person.

(3)
“As converted” amounts assume that the shares of Series A, B, C, D and preferred stock are converted to common stock. Each share of Series A preferred stock converts into 1.0371 shares of common stock; each share of Series B preferred stock converts into 1.4865 shares of common stock; each share of Series C preferred stock converts into one share of common stock; each share of Series D preferred stock converts into one share of common stock; and each share of Series E preferred stock converts into one share of non-voting common stock which is convertible into one share of common stock upon transfer by SCANA to an entity that is not an affiliate of SCANA.

(4)	The address of SCANA Communications Holdings, Inc. is 200 West Ninth Street Plaza, Suite 600 Wilmington, Delaware 19801.
(5)
The address of each of the AT&T venture funds and of Mr. Bodman is 2 Wisconsin Circle, #610, Chevy Chase, Maryland 20815. Includes 325,800 shares of Series A preferred stock and 20,632 shares of Series B preferred stock held by Venture Fund I, L.P., of which Venture Management I, a general partnership, is the general partner, of which Mr. Bodman is the managing general partner; 2,931,600 shares of Series A preferred stock and 185,684 shares of Series B preferred stock held by AT&T Venture Fund II, L.P., of which Venture Management, L.L.C. is the general partner, of which Mr. Bodman is a manager; 153,600 shares of Series A preferred stock and 32,677 shares of Series B preferred stock held by Special Partners Fund, L.P., of which Venture Management III, L.L.C. is the general partner, of which Mr. Bodman is a manager; and 856,800 shares of Series A preferred stock and 182,059 shares of Series B preferred stock held by Special Partners Fund International, L.P., of which the investment general partner is Venture Management III, L.L.C., of which Mr. Bodman is a manager. Each of the respective AT&T venture funds has sole voting and investment power with respect to the shares beneficially owned by such fund.

(6)
The address of J. H. Whitney IV, L.P. is 177 Broad Street, Stamford, CT 06901. The general partner of J. H. Whitney IV, L.P. is J. H. Whitney Equity Partners IV, LLC, of which William Laverack, Jr. is the managing member. Mr. Laverack disclaims beneficial ownership of the shares held by J. H. Whitney IV, L.P. except to the extent of his proportionate ownership therein.

(7)
The address of Blackstone Management Associates III L.L.C. is 345 Park Avenue, 31st Floor, New York, New York 10154. Includes 5,029,244 shares of Series B preferred stock and 2,123,459 shares of Series C preferred stock held by Blackstone CCC Capital Partners L.P., 907,598 shares of Series B preferred stock and 383,208 shares of Series C preferred stock held by Blackstone CCC Offshore Capital Partners L.P. and 378,947 shares of Series B preferred stock and 160,000 shares of Series C preferred stock held by Blackstone Family Investment Partnership III L.P., for each of which Blackstone Management Associates III L.L.C. is the general partner and of which Bret D. Pearlman is a member. Mr. Pearlman disclaims ownership of all shares owned by the Blackstone entities.

(8)
The address of each South Atlantic entity is 614 West Bay Street, Tampa, Florida 33606. Includes 206,674 shares of Series A preferred stock held by South Atlantic Venture Fund II, Limited Partnership of which Mr. Burton is a general partner, 1,685,251 shares of Series A preferred stock held by South Atlantic Venture Fund III, Limited Partnership, of which South Atlantic Venture Partners III, Limited Partnership is the sole general partner, of which Mr. Burton is the managing partner; 592,268 shares of Series A preferred stock, 663,158 shares of Series B preferred stock and 280,000 shares of Series C preferred stock held by South Atlantic Private Equity Fund IV, Limited Partnership, of which Mr. Burton is a general partner; and 872,250 shares of Series A preferred stock, 915,789 shares of Series B preferred stock and 386,667 shares of Series C preferred stock held by South Atlantic Private Equity Fund IV (QP), Limited Partnership, of which Mr. Burton is a general partner. Each of the respective South Atlantic funds has sole voting and investment power with respect to the shares beneficially owned by such fund.

(9)	The address of American Water Works Company, Inc. is 1025 Laurel Oak Road, P. O. Box 1770, Voorhees, NJ 08043.
(10)	The address of Wachovia Capital Partners, LLC. is 301 South College Street, NC0732, Charlotte, NC 28288-0732.
(11)	The address of PNC Venture Corp is 1 PNC Plaza, 249 Fifth Avenue, Pittsburgh, PA 15222.
(12)	The address of ITC Telecom Ventures, Inc. is 3300 20th Avenue, Valley, AL 36854.
(13)	The address of Mr. William E. Morrow is 401 Carlson Circle, San Marcos TX 78666. Includes 218 shares held by Mr. Morrow’s wife.
(14)	Includes 134,196 shares of common stock issuable under options and 218 shares of Series A preferred stock owned by Mr. Boccucci’s wife.
(15)	Includes 13,098 shares of Series A preferred stock issuable under options and 145,833 shares of common stock issuable under options.

(16)	The address of Mr. Gabbard is 102 Marseille Place, Cary, NC 27511. Includes 68,642 shares of Series A preferred stock issuable under options and 187,290 shares of common stock issuable under options.
(17)	Includes 172,647 shares of common stock issuable under options.
(18)	Includes 1,615,577 shares of common stock issuable under options.
(19)	Includes 270,196 shares of common stock issuable under options.
(20)	Includes 323,148 shares of common stock issuable under options.
(21)	Includes 321,409 shares of common stock issuable under options.
(22)	Includes 251,151 shares of common stock issuable under options.
(23)
Includes 121,958 shares of Series A preferred stock held by the Jane Lowery Zachry Hyatt Lanier Trust, of which Mr. Lanier is trustee; 136,419 shares of Series A preferred stock held by The Campbell B. Lanier, Jr. Irrevocable Life Insurance Trust, of which Mr. Lanier is trustee; 56,759 shares of Series A preferred stock held by the Lanier Family Foundation, of which Mr. Lanier is co-trustee; and 392 shares of Series A preferred stock held by Mr. Lanier’s wife, all of which Mr. Lanier disclaims beneficial ownership. Also includes 127,383 shares of Series A preferred stock issuable under options and 43,701 shares of common stock issuable under options.

(24)	Includes 43,700 shares of common stock issuable under options.
(25)	Includes 33,201 shares of common stock issuable under options.
(26)
The address of Mr. Burton and of each of the Burton partnerships is 614 West Bay Street, Tampa, Florida 33606. Includes 117,784 shares of Series A preferred stock, 52,631 shares of Series B preferred stock, 133,333 shares of Series C preferred stock and 586,520 of Series D preferred stock held by The Burton Partnership, Limited Partnership, of which Mr. Burton is the sole general partner; 157,895 shares of Series B preferred stock, 533,334 shares of Series C preferred stock and 1,759,560 shares of Series D preferred stock held by The Burton Partnership (QP), Limited Partnership, of which Mr. Burton is the sole general partner. Each of the respective Burton partnerships has sole voting and investment power with respect to the shares beneficially owned by such partnership. Also includes 49,336 shares of Series A preferred stock held by four Burton family trusts of which Mr. Burton is trustee. Includes 52,268 shares of Series A preferred stock issuable under options and 43,701 shares of common stock issuable under options.

(27)	Includes 43,701 shares of common stock issuable under options.
(28)
Includes 44,857 shares of Series A preferred stock held by The Martha J. Scott, Trustee FBO Mary Martha Scott U/A 6/26/91 Trust, of which Mr. Scott’s wife is trustee; 87,322 shares of Series A preferred stock held by The Melissa H. Lanier 1997 GST Trust, of which Mr. Scott is trustee; 161,149 shares of Series A preferred stock held by The Campbell B. Lanier, III Charitable Remainder Trust; 44,813 shares of Series A preferred stock held by the Margaret Scott Rollison, Trustee FBO John Davis Scott U/A 4/26/91; 44,813 shares of Series A preferred stock held by the Margaret Scott Rollison, Trustee FBO Mary Martha Scott U/A 4/26/91; and 2,510 shares of Series A preferred stock held by Martha Jernigan Scott. Also includes 93,058 shares of Series A preferred stock issuable under options and 43,701 shares of common stock issuable under options.

INDEPENDENT PUBLIC ACCOUNTANTS

Effective June 20, 2002, at the recommendation of the Audit Committee, the board of directors of Knology engaged Deloitte Touche Tohmatsu LLP (Deloitte) as Knology’s independent auditors for the fiscal year ending December 31, 2002. This appointment followed Knology’s decision to seek proposals from independent accountants to audit Knology’s financial statements for the year ending December 31, 2002.

Representatives of Deloitte are expected to attend the annual meeting and will have the opportunity to make a statement if they desire and to respond to appropriate questions from stockholders.

Deloitte replaced Arthur Andersen LLP (Andersen) as Knology’s independent auditors. Knology’s board of directors, upon the recommendation of the Audit Committee, determined to dismiss Andersen on June 20, 2002.

Andersen’s report on Knology’s consolidated financial statements for the year ended December 31, 2000 did not contain an adverse opinion or disclaimer of opinion, not was it qualified or modified as to uncertainty, audit scope or accounting principles. Andersen’s report on Knology’s consolidated financial statements for the year ended December 31, 2001 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principles, but was modified as to Knology’s ability to continue as a going concern.

During Knology’s two most recent fiscal years ended December 31, 2001 and the subsequent interim period through June 20, 2002, there were no disagreements with Andersen on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to Andersen’s satisfaction, would have caused them to make reference to the matter in connection with their reports on Knology’s consolidated financial statements. Additionally, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

Audit Fees. The aggregate fees billed by Andersen for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2001 and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for that fiscal year were $221,903.

Financial Information Systems Design and Implementation Fees. There were no fees billed by Andersen for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001.

All Other Fees. Andersen billed Knology $59,150 for services rendered other than the services described above under “Audit Fees” and “Financial Information Systems Design and Implementation Fees” for the fiscal year ended December 31, 2001.

The Audit Committee has considered whether the provision of non-audit services by the independent accountants to Knology is compatible with maintaining auditors’ independence.

OTHER INFORMATION

Stockholder Proposals for the 2003 Annual Meeting

Knology plans to hold its 2003 Annual Meeting of Stockholders sometime in the second quarter of 2003. Any stockholder desiring to submit a proposal for action at Knology’s 2003 Annual Meeting of Stockholders which is desired to be presented in Knology’s proxy statement with respect to such meeting, should mail such proposal by certified mail return receipt requested to Knology, Inc., 1241 O.G. Skinner Drive, West Point, GA 31833, Attention: Chad S. Wachter, Vice President and General Counsel. All such proposals must be received by Knology within a reasonable time before Knology begins to print and mail its proxy materials for Knology’s 2003 Annual Meeting of Stockholders.

Knology’s bylaws also require that any stockholder wishing to make one or more proposals for nominations of persons to the board of directors must submit such notice to the Secretary of the Company no less then (1) 60 days prior to a meeting of stockholders to elect such directors, or (2) if less than 75 days’ notice or prior to public disclosure of the date of the meeting is given or made to stockholders, 15 days following the day on which such notice of the meeting was mailed or public disclosure was made.

In addition, the proxy solicited by the board of directors for the 2003 Annual Meeting of Stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless Knology is provided with notice of such proposal a reasonable time before Knology begins to print and mail its proxy materials for Knology’s 2003 Annual Meeting of Stockholders.

Recent Developments

On November 4, 2002, Knology’s stockholders adopted, by written consent, an amended and restated certificate of incorporation of Knology. The amended and restated certificate of incorporation became effective on November 6, 2002 in connection with the completion of the restructuring of the capitalization of Knology and Broadband.

Annual Reports and Exhibits

Knology’s Annual Report on Form 10-K/A is enclosed with this proxy statement. The Annual Report on Form 10-K/A is to be considered proxy-soliciting material except to the extent expressly incorporated by reference in this proxy statement.

Any stockholder who wishes to obtain a copy, upon payment of a duplicating fee, of Knology’s Annual Report on Form 10-K/A for its fiscal year ended December 31, 2001, which includes financial statements and financial statement schedules, which is required to be filed with the Securities and Exchange Commission, may contact the Commission at 450 Fifth Street, N.W., Washington, DC 20549, or at telephone number 1-800-SEC-0330. The Annual Report is also available on the Commission’s Internet site (www.sec.gov).

Please mark, date, sign, and return the enclosed proxy card as promptly as possible, whether or not you plan to attend the meeting in person. If you do attend the meeting, you may still vote in person, since the proxy may be revoked at any time prior to its exercise by delivering to the Secretary of Knology a written revocation of the proxy.

ANNEX A

KNOLOGY, INC.
2002 LONG-TERM INCENTIVE PLAN

KNOLOGY, INC.
2002 LONG-TERM INCENTIVE PLAN

ARTICLE 1
PURPOSE

1.1    GENERAL.  The purpose of the Knology, Inc. 2002 Long-Term Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of Knology, Inc. (the “Company”), by linking the personal interests of employees, officers, directors and consultants of the Company or any Affiliate (as defined below) to those of Company stockholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, directors and consultants; provided, however, to the extent necessary to preserve the employee benefits plan exemption under applicable state blue sky laws, no non-employee director or consultant of the Company will be eligible to receive Awards under the Plan until such time, if any, as the Stock shall be listed or traded on an Exchange.

ARTICLE 2
EFFECTIVE TERM OF PLAN

2.1    EFFECTIVE DATE.  The Plan shall be effective as of the date it is approved by both the Board and the stockholders of the Company.

2.2    TERM OF PLAN.  No Awards may be granted under the Plan after the tenth anniversary of the Effective Date.

ARTICLE 3
DEFINITIONS

3.1    DEFINITIONS.  When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

  (a)    “Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

  (b)    “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Performance Award, Dividend Equivalent Award, or Other Stock-Based Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

  (c)    “Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award.

  (d)    “Below-Market Option or Below-Market SAR” means an Option or SAR, as the case may be, having an exercise price or base price of less than the Fair Market Value of the underlying Stock on the Grant Date.

(e)    “Board” means the Board of Directors of the Company.

(f)    “Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment agreement, if any, between such Participant and the Company or an affiliated company, provided, however that if there is no such employment agreement in which such term is defined, “Cause” shall mean any of the following acts by the Participant, as determined by the Board: gross neglect of duty, prolonged absence from duty without the consent of the Company, intentionally engaging in any activity that is in conflict with or adverse to the business or other interests of the Company, or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company.

(g)    “Change of Control” means and includes the occurrence of any one of the following events but shall specifically exclude a Qualified Public Offering:

(i)    individuals who, at the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest (as described in Rule 14a-11 under the 1934 Act (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (as such term is defined in Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) and 14(d)(2) of the 1934 Act) other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director;

(ii)    any person becomes a “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control of the Company by virtue of any of the following acquisitions: (A) any acquisition by a person who is on the Effective Date the beneficial owner of 25% or more of the outstanding Company Voting Securities, (B) an acquisition by the Company which reduces the number of Company Voting Securities outstanding and thereby results in any person acquiring beneficial ownership of more than 25% of the outstanding Company Voting Securities; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur, (C) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Parent or Subsidiary, (D) an acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities, or (E) an acquisition pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii)); or

(iii)    the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets to an entity that is not an affiliate of the Company (a “Sale”), unless immediately following such Reorganization or Sale: (A) more than 50% of the total voting power of (x) the corporation resulting from such Reorganization or the corporation which has acquired all or substantially all of the assets of the Company (in either case, the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by the Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, (B) no person (other than (x) the Company, (y) any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation, or (z) a person who immediately prior to the Reorganization or Sale was the beneficial owner of 25% or more of the outstanding Company Voting Securities) is the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Reorganization or Sale were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization or Sale (any Reorganization or Sale which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”).

(h)    “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(i)    “Committee” means the committee of the Board described in Article 4.

(j)    “Company” means Knology, Inc., a Delaware corporation.

(k)    “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee, officer, director or consultant of the Company, as applicable. Continuous Status as a Participant shall not be considered interrupted in the case of any leave of absence authorized in writing by the Company prior to its commencement.

(l)    “Covered Employee” means a covered employee as defined in Code Section 162(m)(3), provided that no employee shall be a Covered Employee until the deduction limitation of Code Section 162(m) are applicable to the Company and any reliance period under Code Section 162(m) has expired, as described in Section 16.16 hereof.

(m)  “Disability” or “Disabled” shall mean any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant’s condition. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code.

(n)    “Dividend Equivalent” means a right granted to a Participant under Article 11.

(o)    “Effective Date” has the meaning assigned such term in Section 2.1.

(p)    “Eligible Participant” means an employee, officer, director or consultant of the Company or any Affiliate; provided, however, that to the extent necessary to preserve the employee benefits plan exemption under applicable state blue sky laws, no non-employee director or consultant of the Company will be eligible to receive Awards under the Plan until such time, if any, as the Stock shall be listed or traded on an Exchange.

(q)    “Exchange” means the Nasdaq National Market or any national securities exchange on which the Stock may from time to time be listed or traded.

(r)    “Fair Market Value”, on any date, means (i) if the Stock is listed on a securities exchange or is traded over the Nasdaq National Market, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange or traded over the Nasdaq National Market, the mean between the bid and offered prices as quoted by Nasdaq for such date, provided that if it is determined that the fair market value is not properly reflected by such Nasdaq quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable.

(s)    “Good Reason” has the meaning assigned such term in the employment agreement, if any, between a Participant and the Company or an Affiliate, provided, however that if there is no such employment agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, “Good Reason” shall mean any of the following acts by the Company or an Affiliate after the occurrence of a Change in Control, without the consent of the Participant (in each case, other than an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company or the Affiliate promptly after receipt of notice thereof given by the Participant): (i) the assignment to the Participant of duties materially inconsistent with, or a material diminution in, the Participant’s position, authority, duties or responsibilities as in effect on the date of the Change in Control, (ii) a reduction by the Company or an Affiliate in the Participant’s base salary as in effect on the date of the Change in Control, (iii) the Company or an Affiliate requiring the Participant, without his or her consent, to be based at any office or location more than 35 miles from the location at which the Participant was stationed immediately prior to the Change in Control, or (iv) the material breach by the Company or an Affiliate of any employment agreement between the Participant and the Company or an Affiliate.

(t)    “Grant Date” means the date an Award is made by the Committee.

(u)    “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(v)    “Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

(w)    “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

(x)      “Other Stock-Based Award” means a right, granted to a Participant under Article 12, that relates to or is valued by reference to Stock or other Awards relating to Stock.

(y)      “Parent” means a corporation which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(z)       “Participant” means a person who, as an employee, officer, director or consultant of the Company or any Affiliate, has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 13.5 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(aa)     “Performance Award” means Performance Shares or Performance Units granted pursuant to Article 9.

(bb)    “Performance Share” means any right granted to a Participant under Article 9 to a unit to be valued by reference to a designated number of Shares to be paid upon achievement of such performance goals as the Committee establishes with regard to such Performance Share.

(cc)     “Performance Unit” means a right granted to a Participant under Article 9 to a cash award, or unit valued by reference to a designated amount of cash or property other than Shares, to be paid to the Participant upon achievement of such performance goals as the Committee establishes with regard to such Performance Unit.

(dd)    “Plan” means the Knology, Inc. 2002 Long-Term Incentive Plan, as amended from time to time.

(ee)     “Qualified Performance-Based Award” means (i) a Below-Market Option, Below-Market SAR, Performance Award, Restricted Stock Award, Other Stock-Based Award or cash incentive award that is intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Performance Criteria as set forth in Section 13.11, or (ii) an Option or SAR having an exercise price equal to or greater than the Fair Market Value of the underlying Stock as of the Grant Date.

(ff)      “Qualified Performance Criteria” means one or more of the performance criteria listed in Section 13.11(b) upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

(gg)    “Qualified Public Offering” has the meaning assigned such term in the Company’s Certificate of Incorporation, as most recently amended and restated from time to time.

(hh)    “Restricted Stock Award” means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

(ii)      “Retirement” means a Participant’s termination of employment with the

Company or an Affiliate with the Committee’s approval after attaining any normal or early retirement age specified in any pension, profit sharing or other retirement program sponsored by the Company, or, in the event of the inapplicability thereof with respect to the Participant in question, as determined by the Committee in its reasonable judgment.

(jj)      “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

(kk)    “Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution pursuant to Section 14.1, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Section 14.1.

(ll)      “Stock” means the $0.01 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 14.

(mm)  “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

(nn)    “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

(oo)    “1933 Act” means the Securities Act of 1933, as amended from time to time.

(pp)    “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 4
ADMINISTRATION

4.1    COMMITTEE.  The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that at least two of the directors appointed to serve on the Committee shall be “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and “outside directors” (within the meaning of Code Section 162(m) and the regulations thereunder) and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award are, or who are anticipated to be become, either (i) Covered Employees or (ii) persons subject to the short-swing profit rules of Section 16 of the 1934 Act. However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

4.2    ACTION AND INTERPRETATIONS BY THE COMMITTEE.  For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

4.3    AUTHORITY OF COMMITTEE.  Except as provided below, the Committee has the exclusive power, authority and discretion to:

(a)    Grant Awards;

(b)    Designate Participants;

(c)    Determine the type or types of Awards to be granted to each Participant;

(d)    Determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

(e)    Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

(f)    Accelerate the vesting, exercisability or lapse of restrictions of any outstanding Award, in accordance with Article 13, based in each case on such considerations as the Committee in its sole discretion determines;

(g)    Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(h)    Prescribe the form of each Award Certificate, which need not be identical for each Participant;

(i)    Decide all other matters that must be determined in connection with an Award;

(j)    Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(k)    Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(l)    Amend the Plan or any Award Certificate as provided herein; and

(m)  Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in such other jurisdictions and to meet the objectives of the Plan.

To the extent permitted under Delaware law, the Board or the Committee may expressly delegate to any individual or group of individuals some or all of the Committee’s authority under subsections (a) through (i) above, except that no delegation of its duties and responsibilities may be made with respect to Awards to Eligible Participants who are, or who are anticipated to be become, either (i) Covered Employees or (ii) persons subject to the short-swing profit rules of Section 16 of the 1934 Act. The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report to the Committee regarding the delegated duties and responsibilities.

4.4    AWARD CERTIFICATES.  Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

ARTICLE 5
SHARES SUBJECT TO THE PLAN

5.1    NUMBER OF SHARES.  Subject to adjustment as provided in Section 14.1, the aggregate number of Shares reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award (such as with a Stock Appreciation Right or Performance Award) shall be 20,000,000.

5.2    LAPSED AWARDS.  To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any Shares subject to the Award will again be available for the grant of Awards under the Plan and Shares subject to Awards settled in cash will be available for the grant of Awards under the Plan.

5.3    STOCK DISTRIBUTED.  Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4    LIMITATION ON AWARDS.  Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 14.1), the maximum number of Shares with respect to one or more Options and/or SARs that may be granted during any one calendar year under the Plan to any one Participant shall be 3,000,000. The maximum fair market value (measured as of the Grant Date) of any Awards other than Options and SARs that may be received by any one Participant (less any consideration paid by the Participant for such Award) during any one calendar year under the Plan shall be $2,000,000.

ARTICLE 6
ELIGIBILITY

6.1    GENERAL.  Awards may be granted only to Eligible Participants; except that Incentive Stock Options may not be granted to Eligible Participants who are not employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code.

ARTICLE 7
STOCK OPTIONS

7.1    GENERAL.  The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a)    EXERCISE PRICE.  The exercise price per Share under an Option shall be determined by the Committee, provided that the exercise price for any Option shall not be less than the Fair Market Value as of the Grant Date unless, subject to Section 7.2(a), the Board of Directors shall specifically so approve.

(b)    TIME AND CONDITIONS OF EXERCISE.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(d). The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested. Subject to Section 13.9, the Committee may waive any exercise or vesting provisions at any time in whole or in part based upon factors as the Committee may determine in its sole discretion so that the Option becomes exercisable or vested at an earlier date. The Committee may permit an arrangement whereby receipt of Stock upon exercise of an Option is delayed until a specified future date.

(c)    PAYMENT.  The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, Shares, or other property (including “cashless exercise” arrangements), and the methods by which Shares shall be delivered or deemed to be delivered to Participants; provided, however, that if Shares are used to pay the exercise price of an Option, such Shares must have been held by the Participant for at least six months.

(d)    EXERCISE TERM.  In no event may any Option be exercisable for more than ten years from the Grant Date.

7.2    INCENTIVE STOCK OPTIONS.  The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

(a)    EXERCISE PRICE.  The exercise price per Share for any Incentive Stock Option shall not be less than the Fair Market Value as of the Grant Date.

(b)    LAPSE OF OPTION.  An Incentive Stock Option shall lapse upon the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Incentive Stock Option under the circumstances described in subsections (3), (4), (5) and (6) below, provide in writing that the Option will extend until a later date, but if an Option is so extended and is exercised after the dates specified in subsections (3) and (4) below, it will automatically become a Non-Qualified Stock Option:

(1)    The expiration date set forth in the Award Certificate.

(2)    The tenth anniversary of the Grant Date.

(3)    Three months after termination of the Participant’s Continuous Status as a Participant for any reason other than the Participant’s Disability, death or termination for Cause.

(4)    One year after the termination of the Participant’s Continuous Status as a Participant by reason of the Participant’s Disability.

(5)    One year after the termination of the Participant’s death if the Participant dies while employed, or during the three-month period described in paragraph (3) or during the one-year period described in paragraph (4) and before the Option otherwise lapses.

(6)    The date of the termination of the Participant’s Continuous Status as a Participant if such termination is for Cause.

Unless the exercisability of the Incentive Stock Option is accelerated as provided in Article 13, if a Participant exercises an Option after termination of employment, the Option may be exercised only with respect to the Shares that were otherwise vested on the Participant’s termination of employment. Upon the Participant’s death, any exercisable Incentive Stock Options may be exercised by the Participant’s beneficiary, determined in accordance with Section 13.5.

(c)    INDIVIDUAL DOLLAR LIMITATION.  The aggregate Fair Market Value (determined as of the Grant Date) of all Shares with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00.

(d)    TEN PERCENT OWNERS.  No Incentive Stock Option shall be granted to any individual who, at the Grant Date, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary unless the exercise price per share of such Option is at least 110% of the Fair Market Value per Share at the Grant Date and the Option expires no later than five years after the Grant Date.

(e)    EXPIRATION OF AUTHORITY TO GRANT INCENTIVE STOCK OPTIONS.  No Incentive Stock Option may be granted pursuant to the Plan after the day immediately prior to the tenth anniversary of the Effective Date.

(f)    RIGHT TO EXERCISE.  During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant or, in the case of the Participant’s Disability, by the Participant’s guardian or legal representative.

(g)    ELIGIBLE GRANTEES.  The Committee may not grant an Incentive Stock Option to a person who is not at the Grant Date an employee of the Company or a Parent or Subsidiary.

ARTICLE 8
STOCK APPRECIATION RIGHTS

8.1    GRANT OF STOCK APPRECIATION RIGHTS.  The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(a)    RIGHT TO PAYMENT.  Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

                  (1)    The Fair Market Value of one Share on the date of exercise; over

(2)    The grant price of the Stock Appreciation Right as determined by the Committee, which shall not be less than the Fair Market Value of one Share on the Grant Date in the case of any Stock Appreciation Right related to an Incentive Stock Option.

(b)    OTHER TERMS.  All awards of Stock Appreciation Rights shall be evidenced by an Award Certificate. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Certificate.

ARTICLE 9
PERFORMANCE AWARDS

9.1    GRANT OF PERFORMANCE AWARDS.  The Committee is authorized to grant Performance Shares or Performance Units to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Shares or Performance Units granted to each Participant, subject to Section 5.4, and to designate the provisions of such Performance Awards as provided in Section 4.3.

9.2    PERFORMANCE GOALS.  The Committee may establish performance goals for Performance Awards which may be based on any one or more of the Qualified Performance Criteria listed in Section 13.11(b) or any other criteria selected by the Committee. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of an Affiliate or a division, region, department or function within the Company or an Affiliate. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in amount determined by the Committee. The foregoing two sentences shall not apply with respect to a Performance Award that is intended to be a Qualified Performance-Based Award.

9.3    RIGHT TO PAYMENT.  The grant of a Performance Share to a Participant will entitle the Participant to receive at a specified later time a specified number of Shares, or the equivalent cash value, if the performance goals established by the Committee are achieved and the other terms and conditions thereof are satisfied. The grant of a Performance Unit to a Participant will entitle the Participant to receive at a specified later time a specified dollar value in cash or property other than Shares, variable under conditions specified in the Award, if the performance goals in the Award are achieved and the other terms and conditions thereof are satisfied. The Committee shall set performance goals and other terms or conditions to payment of the Performance Awards in its discretion which, depending on the extent to which they are met, will determine the number and value of the Performance Award that will be paid to the Participant.

9.4    OTHER TERMS.  Performance Awards may be payable in cash, Stock, or other property, and have such other terms and conditions as determined by the Committee and reflected in the Award Certificate. For purposes of determining the number of Shares to be used in payment of a

Performance Award denominated in cash but payable in whole or in part in Shares or Restricted Stock, the number of Shares to be so paid will be determined by dividing the cash value of the Award to be so paid by the Fair Market Value of a Share on the date of determination of the amount of the Award by the Committee, or, if the Committee so directs, the date immediately preceding the date the Award is paid.

ARTICLE 10
RESTRICTED STOCK AWARDS

10.1    GRANT OF RESTRICTED STOCK.  The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee.

10.2    ISSUANCE AND RESTRICTIONS.  Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter, subject to Section 13.9. Except as otherwise provided in an Award Certificate, the Participant shall have all of the rights of a stockholder with respect to the Restricted Stock.

10.3    FORFEITURE.  Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Status as a Participant during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide in any Award Certificate that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

10.4    CERTIFICATES FOR RESTRICTED STOCK.  An Award of Restricted Stock shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to shares of Restricted Stock. Shares of Restricted Stock shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 11
DIVIDEND EQUIVALENTS

11.1    GRANT OF DIVIDEND EQUIVALENTS.  The Committee is authorized to grant Dividend Equivalents to Participants subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of Shares subject to an Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional Shares, or otherwise reinvested.

ARTICLE 12
STOCK OR OTHER STOCK-BASED AWARDS

12.1    GRANT OF STOCK OR OTHER STOCK-BASED AWARDS.  The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

ARTICLE 13
PROVISIONS APPLICABLE TO AWARDS

13.1    STAND-ALONE, TANDEM, AND SUBSTITUTE AWARDS.  Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan. If an Award is granted in substitution for another Award, the Committee may require the surrender of such other Award in consideration of the grant of the new Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

13.2    TERM OF AWARD.  The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from its Grant Date (or, if Section 7.2(d) applies, five years from its Grant Date).

13.3    FORM OF PAYMENT FOR AWARDS.  Subject to the terms of the Plan and any applicable law or Award Certificate, payments or transfers to be made by the Company or an Affiliate on the grant or exercise of an Award may be made in such form as the Committee determines at or after the Grant Date, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

13.4    LIMITS ON TRANSFER.  No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

13.5    BENEFICIARIES.  Notwithstanding Section 13.4, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

13.6    STOCK CERTIFICATES.  All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

13.7    ACCELERATION UPON DEATH, DISABILITY OR RETIREMENT.  Notwithstanding any other provision in the Plan or any Participant’s Award Certificate to the contrary, upon the Participant’s death or Disability during his Continuous Status as a Participant, or upon the Participant’s Retirement, all of such Participant’s outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on the Participant’s outstanding Awards shall lapse. Any Option or Stock Appreciation Rights Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(c), the excess Options shall be deemed to be Non-Qualified Stock Options.

13.8    ACCELERATION UPON A CHANGE IN CONTROL.  Except as otherwise provided in one or more particular Award Certificates, upon the occurrence of a Change in Control, all outstanding Options and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on outstanding Awards shall lapse. Any Option or Stock Appreciation Rights Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate.

13.9    ACCELERATION FOR OTHER REASONS.  Regardless of whether an event has occurred as described in Section 13.7 or 13.8 above, the Committee may in its sole discretion at any time determine that all or a portion of such Participant’s Options and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, and/or that all or a part of the restrictions on all or a portion of the Participant’s outstanding Awards shall lapse, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 13.9.

13.10    EFFECT OF ACCELERATION.  If an Award is accelerated under Section 13.8 or Section 13.9, the Committee may, in its sole discretion, provide (i) that the Award will expire after a designated period of time after such acceleration to the extent not then exercised, (ii) that the Award will be settled in cash rather than Stock, (iii) that the Award will be assumed by another party to a transaction giving rise to the acceleration or otherwise be equitably converted or substituted in connection with such transaction, (iv) that the Award may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, or (v) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated. To the extent that such acceleration causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(c), the excess Options shall be deemed to be Non–

Qualified Stock Options.

13.11.    QUALIFIED PERFORMANCE-BASED AWARDS.

      (a)    The provisions of the Plan are intended to ensure that all Options and Stock Appreciation Rights (other than a Below-Market Option or Below-Market SAR) granted hereunder to any Covered Employee qualify for the Section 162(m) Exemption.

      (b)    When granting any Below-Market Option or Below-Market SAR or any Performance Award, Restricted Stock Award, Other Stock-Based Award (other than Options or SARs), or any cash incentive award, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption. If an Award is so designated, the Committee shall establish performance goals for such Award within the time period prescribed by Section 162(m) of the Code based on one or more of the following Qualified Performance Criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an Affiliate or a division, region, department or function within the Company or an Affiliate: (1) earnings per share, (2) EBITDA (earnings before interest, taxes, depreciation and amortization), (3) EBIT (earnings before interest and taxes), (4) economic profit, (5) cash flow, (6) sales growth, (7) net profit before tax, (8) gross profit, (9) operating income or profit, (10) return on equity, (11) return on assets, (12) return on capital, (13) changes in working capital, (14) stockholder return, (15) number of customer connections, (16) average revenue per unit, (17) operating expense per connection, or (18) capital expenditure per net additional connection.

      (c)    Each Qualified Performance-Based Award (other than a market-priced Option or SAR) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Performance Criteria, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate; provided, however, that the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived upon the death or Disability of the Participant, upon the occurrence of a Change in Control, or upon termination of the Participant’s employment without Cause or for Good Reason within 12 months after the effective date of a Change in Control.

      (d)    Any payment of a Qualified Performance-Based Award granted with performance goals shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. Except as specifically provided in subsection (c), no Qualified Performance-Based Award may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, in any manner to waive the achievement of the applicable performance goal based on Qualified Performance Criteria or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

      (e)    Section 5.4 sets forth the maximum number of Shares or dollar value that may be granted in any one-year period to a Participant in designated forms of Qualified Performance-Based Awards.

13.12    TERMINATION OF EMPLOYMENT.  Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A Participant’s Continuous Status as a Participant shall not be deemed to terminate (i) in a circumstance in which a Participant transfers from the Company to an Affiliate, transfers from an Affiliate to the Company, or transfers from one Affiliate to another Affiliate, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate. To the extent that this provision causes Incentive Stock Options to extend beyond three months from the date a Participant is deemed to be an employee of the Company, a Parent or Subsidiary for purposes of Sections 424(e) and 424(f) of the Code, the Options held by such Participant shall be deemed to be Non-Qualified

ARTICLE 14
CHANGES IN CAPITAL STRUCTURE

14.1    GENERAL.  In the event of a corporate event or transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. In addition, the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, or (v) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 and 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically be adjusted proportionately without any change in the aggregate purchase price therefor.

ARTICLE 15
AMENDMENT, MODIFICATION AND TERMINATION

15.1    AMENDMENT, MODIFICATION AND TERMINATION.  The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the benefits accruing to Participants, (ii) materially increase the number of Shares issuable under the Plan, (iii) materially modify the requirements for eligibility, or (iv) otherwise constitute a material amendment requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of stockholders of the

Company for any reason, including by reason of such approval being necessary or deemed advisable to (i) permit Awards made hereunder to be exempt from liability under Section 16(b) of the 1934 Act, (ii) to comply with the listing or other requirements of an Exchange, or (iii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

15.2    AWARDS PREVIOUSLY GRANTED.  At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a)    Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or Stock Appreciation Right for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

(b)    The original term of any Option may not be extended without the prior approval of the stockholders of the Company;

(c)    Except as otherwise provided in Article 14, the exercise price of any Option may not be reduced, directly or indirectly, without the prior approval of the stockholders of the Company; and

(d)    No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or Stock Appreciation Right for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

ARTICLE 16
GENERAL PROVISIONS

16.1    NO RIGHTS TO AWARDS; NON-UNIFORM DETERMINATIONS.  No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

16.2    NO STOCKHOLDER RIGHTS.  No Award gives a Participant any of the rights of a stockholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

16.3    WITHHOLDING.  The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. If

Shares are surrendered to the Company to satisfy withholding obligations in excess of the minimum withholding obligation, such Shares must have been held by the Participant as fully vested shares for at least six months. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

16.4    NO RIGHT TO CONTINUED SERVICE.  Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, director or consultant at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

16.5    UNFUNDED STATUS OF AWARDS.  The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate.

16.6    INDEMNIFICATION.  To the extent allowable under applicable law, each member of the Committee shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which such member may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit, or proceeding against him provided he gives the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

16.7    RELATIONSHIP TO OTHER BENEFITS.  No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan.

16.8    EXPENSES.  The expenses of administering the Plan shall be borne by the Company and its Affiliates.

16.9    TITLES AND HEADINGS.  The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

16.10    GENDER AND NUMBER.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

16.11    FRACTIONAL SHARES.  No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up.

16.12    GOVERNMENT AND OTHER REGULATIONS.

(a)    Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b)    Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

16.13    GOVERNING LAW.  To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Delaware.

16.14    ADDITIONAL PROVISIONS.  Each Award Certificate may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan.

16.15    NO LIMITATIONS ON RIGHTS OF COMPANY.  The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume Awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

16.16    CODE SECTION 162(m).  The deduction limits of Code Section 162(m) and the regulation thereunder do not apply to the Company until such time, if any, as any class of the Company’s common equity securities is registered under Section 12 of the 1934 Act or the Company otherwise meets the definition of a “publicly held corporation” under Treasury Regulation 1.162-27(c) or any successor provision. Upon becoming a publicly held corporation, the deduction limits of Code Section 162(m) and the regulations thereunder shall not apply to compensation payable under this Plan until the expiration of the reliance period described in Treasury Regulation 1.162-27(f) or any successor regulation.

The foregoing is hereby acknowledged as being the Knology, Inc. 2002 Long-Term Incentive Plan as adopted by the Board on November 26, 2002.

KNOLOGY, INC.

By:  /s/  Chad S. Wachter

Its:  Vice President, General Counsel and Secretary

ANNEX B

AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
OF KNOLOGY, INC.
CHARTER

I.      PURPOSE

The primary function of the audit committee (the “Committee”) is to assist the board of directors (the “Board”) of Knology, Inc. (the “Corporation”) in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation’s system of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation’s auditing, accounting and financial reporting processes generally. The Committee should encourage continuous improvement of, and should foster adherence to, the Corporation’s policies, procedures and practices at all levels. The Committee’s primary duties and responsibilities are to:

Serve as an independent and objective party to monitor the Corporation’s financial reporting process and internal controls system.

Review and assess the audit efforts of the Corporation’s independent accountants and internal auditing department.

Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the board of directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.      COMPOSITION

The Committee shall consist of three or more directors as determined by the Board, each of whom shall be independent directors, as that term is defined from time to time by the Securities and Exchange Commission (the “Commission”) or the Nasdaq Stock Market, Inc. (“Nasdaq”), and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise, in each case sufficient to satisfy requirements set forth in rules of the Commission or Nasdaq. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

B-1

III.    MEETINGS

The Committee shall meet at least four times annually to coincide with the review and preparation of the Corporation’s quarterly and annual financial statements, or more frequently as the Committee shall determine in its discretion. The Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation’s financial statements consistent with IV.4. below.

IV.    RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1.	Review, and recommend to the Board, any updates to this Charter periodically, at least annually, as conditions dictate.

2.
Review and discuss with management the audited annual financial statements and make a recommendation to management regarding whether such financial statements should be included in the Corporation’s Annual Report on Form 10-K for the last fiscal year for filing with the Commission.

3.	Review with management and the independent accountants the 10-Q prior to its filing with Commission or prior to the release of earnings.

Independent Accountants

4.	Periodically consult with the independent accountants out of the presence of management about internal controls and the matters required to be discussed by Statement on Auditing Standards No. 61.

5.
On an annual basis, ensure receipt from the independent accountants of a formal written statement that describes all relationships between the auditors and the Corporation, with all disclosures required by Independence Standards Board Standard No. 1, and discuss with the accountants all significant relationships of the accountants with the Corporation to determine the accountants’ independence.

6.
Recommend to the board of directors the selection of the independent accountants, considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent accountants.

7.	Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

8.	Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

Other

9.	Perform any other activities consistent with this Charter, the Corporation’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

B-2

KNOLOGY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert K. Mills and M. Todd Holt, or either of them in case the other is unable or unwilling to act, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Series A, Series C and Series D preferred stock and common stock of Knology, Inc. (the “Company”) held of record by the undersigned on November 26, 2002, at the 2002 Annual Meeting of Stockholders to be held on December 16, 2002 or any adjournments or postponements thereof.

1.	ELECTION OF CLASS II DIRECTORS: On the proposal to elect the following directors to serve for three-year terms and until their successors are duly elected and qualified:

Eugene	I. Davis
Rodger	L. Johnson
Campbell B. Lanier, III

☐ FOR ALL NOMINEES LISTED ABOVE	☐ WITHHOLD AUTHORITY

To withhold authority to vote for any individual nominee write the name in the space provided:

Failure to follow this procedure to withhold authority to vote for any individual nominee will result in the granting of authority to vote for the election of such nominee.

2.	ELECTION OF SERIES B DIRECTORS: (To be voted upon only by the holders of Series B preferred stock)

3.	2002 LONG-TERM INCENTIVE PLAN: On the proposal to approve the 2002 Long-Term Incentive Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	OTHER MATTERS: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

The undersigned acknowledges receipt of the notice of the annual meeting of stockholders and of the accompanying proxy statement and revokes any proxy heretofore given with respect to such meeting.

This proxy, when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposals 1 and 3 and in the discretion of the proxy holder on any other matter that may properly come before the meeting and adjournment or postponement thereof.

DATED: , 2002

Social Security Number/Taxpayer Identification Number	Signature

Signature, if held jointly

Please sign exactly as name appears on this Proxy Card. When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, personal representative, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE.

KNOLOGY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert K. Mills and M. Todd Holt, or either of them in case the other is unable or unwilling to act, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Series B preferred stock of Knology, Inc. (the “Company”) held of record by the undersigned on November 26, 2002, at the 2002 Annual Meeting of Stockholders to be held on December 16, 2002 or any adjournments or postponements thereof.

1.	ELECTION OF CLASS II DIRECTORS: On the proposal to elect the following directors to serve for three-year terms and until their successors are duly elected and qualified:

Eugene I. Davis
Rodger L. Johnson
Campbell B. Lanier, III

☐ FOR ALL NOMINEES LISTED ABOVE	☐ WITHHOLD AUTHORITY

To withhold authority to vote for any individual nominee write the name in the space provided:

Failure to follow this procedure to withhold authority to vote for any individual nominee will result in the granting of authority to vote for the election of such nominee.

2.	ELECTION OF SERIES B DIRECTORS: On the proposal to elect the following directors to serve for one-year terms and until their successors are duly elected and qualified:

William Laverack, Jr.
Bret D. Pearlman

☐ FOR ALL NOMINEES LISTED ABOVE	☐ WITHHOLD AUTHORITY

To withhold authority to vote for any individual nominee write the name in the space provided:

Failure to follow this procedure to withhold authority to vote for any individual nominee will result in the granting of authority to vote for the election of such nominee.

3.	2002 LONG-TERM INCENTIVE PLAN: On the proposal to approve the 2002 Long-Term Incentive Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	OTHER MATTERS: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

The undersigned acknowledges receipt of the notice of the annual meeting of stockholders and of the accompanying proxy statement and revokes any proxy heretofore given with respect to such meeting.

This proxy, when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposals 1, 2 and 3 and in the discretion of the proxy holder on any other matter that may properly come before the meeting and adjournment or postponement thereof.

DATED:                                                                     , 2002

Social Security Number/Taxpayer Identification Number	Signature

Signature, if held jointly

Please sign exactly as name appears on this Proxy Card. When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, personal representative, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE.